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                                                                     Exhibit 4.5

                                FORM OF INDENTURE


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                            WEIRTON STEEL CORPORATION


                                       AND


            J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, Trustee


                                    Indenture

                          Dated as of ________ __, 2002


                                  $134,200,000
                        10% Senior Secured Notes Due 2008

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                  THIS INDENTURE, dated as of _______ __, 2002 between WEIRTON
STEEL CORPORATION, a Delaware corporation (the "Issuer"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "Trustee"),

                              W I T N E S S E T H :


                  WHEREAS, the Issuer has duly authorized the issue of its 10% Senior Secured Notes Due 2008 (the "Securities") and, to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture;

                  WHEREAS, the Securities will be secured by second priority security interests in the Collateral (as defined hereinafter) for the benefit of the holders of the Securities; and

                  WHEREAS, a Collateral Agency Agreement and an Intercreditor Agreement (each as defined hereinafter) shall provide for the relative rights and obligations of the secured parties with respect to the Collateral; and

                  WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done.

                  NOW, THEREFORE: In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933, as amended (the "Securities Act"), are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act of 1939 and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "GAAP" shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date hereof. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article,


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Section or other subdivision. The terms defined in this Article include the plural as well as the singular.


                  "Acquired Indebtedness" means Indebtedness or Preferred Stock of any Person existing at the time such Person became a Subsidiary of the Issuer (or such Person is merged into the Issuer or one of the Issuer's Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business), excluding Indebtedness or Preferred Stock incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Issuer.

                  "Additional Credit Facility Liens" has the meaning set forth in the definition of "Permitted Liens".

                  "Affiliate" means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent Members" has the meaning set forth in Section 2.7 hereof.

                  "Asset Disposition" means, (a) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided, however, that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole will be governed by Section 3.16 and/or Section 8.1 and not by Section 3.12 and (b) the issuance of Capital Stock by any of the Issuer's Subsidiaries or the sale of Capital Stock in any of its Subsidiaries.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:


                  (a) any single transaction or series of related transactions that: (i) involves assets having a fair market value of less than $1.0 million; or (ii) results in net proceeds to the Issuer and its Subsidiaries of less than $1.0 million;


                  (b) a transfer of assets between or among the Issuer and its Wholly Owned Subsidiaries and in connection with the Vendor Financing Programs;


                  (c) an issuance of Capital Stock by a Wholly Owned Subsidiary to the Issuer or to another Wholly Owned Subsidiary;


                  (d) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;


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                  (e)      the sale or other disposition of assets if additional
                           assets were acquired within 270 days prior to such disposition for the purpose of replacing the assets disposed of which are obsolete or no longer necessary to the operations of the Issuer;


                  (f)      the sale or other disposition of cash or Cash
                           Equivalents;


                  (g) the sale or other disposition of assets in exchange for similar assets or for cash where the proceeds are deposited in a trust and employed to acquire similar property in a transaction qualifying as a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 or any successor provision;


                  (h) the sale or other disposition of (i) the Brown's Island property or (ii) real property adjacent to the Issuer's headquarters at 400 Three Springs Drive, Weirton, West Virginia in connection with the Vendor Financing Programs;


                  (i) a Restricted Payment that is permitted by Section 3.10, including Permitted Payments;


                  (j) the sale or other disposition of the Tandem Mill Collateral in connection with a financing or sale and leaseback transaction; and

                  (k)      an Asset Swap.

                  "Asset Disposition Offer" has the meaning set forth in Section 3.12(c) hereof.

                  "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Issuer in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets used or usable in the business or businesses of the Issuer as of the Issue Date or any related business between the Issuer or any of its Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap; and provided, further that no Asset Swap will involve any of the Collateral.

                  "Attributable Debt" means, with respect to any sale and leaseback transaction, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, there shall not be deemed to be any Attributable Debt in respect of any sale and leaseback transaction if the Issuer or a Subsidiary would be entitled pursuant to the provisions of clauses (a) through (c), (e), (g) and (q) under the


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definition of "Permitted Liens" to issue, assume or guarantee debt secured by a mortgage upon the property involved in such transaction without equally and ratably securing the Securities. "Net rental payments" under any lease for any period means the sum of such rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amount required to be paid by such lessee (whether or not designated as rent or additional rent) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

                  "Balance Sheet Date" has the meaning set forth in the definition of "Excess Cash Flow".

                  "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

                  "Bond Indenture" mans that certain Indenture of Trust dated as of ______________, 2002 between the City of Weirton, West Virginia and J.P. Morgan Trust Company, National Association, as indenture trustee, as in effect on the date hereof and as amended, supplemented or otherwise modified.

                  "Bond Trustee" means the trustee under the Bond Indenture.

                  "Business Day" means a day which, in the City of New York (or in any of the cities, if more than one), where amounts are payable in respect of the Securities, as specified on the face of the form of Securities set forth in Exhibits A and B hereof, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulation to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of interest in (however designated) equity of such Person, whether now outstanding or issued after the Issue Date, including, without limitation, membership interests in limited liability companies and any Preferred Stock.

                  "Cash Equivalents" means:


                  (a)      United States dollars;

                  (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

                  (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not


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                           exceeding six months and overnight bank deposits, in
                           each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

                  (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

                  (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and

                  (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

                  (g) for purposes of Section 3.12, the following are also deemed to be cash or Cash Equivalents:

                           (i) any liabilities (as shown on the Issuer's or on any of its Subsidiaries' most recent balance sheet or in the notes thereto) of the Issuer or any Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of such assets without recourse to the Issuer or any of its Subsidiaries; and

                           (ii) any notes or other obligations received by the Issuer or such Subsidiary from such transferee that are converted by the Issuer or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the relevant Asset Disposition.

                  "Change of Control" has the meaning set forth in Section 3.16 hereof.

                  "Collateral" means, collectively, (a) the Tandem Mill Collateral, (b) the Tin Mill Collateral, (c) the Hot Mill Collateral, (d) all other real or personal property hereafter pledged to or mortgaged or conveyed by deed of trust, mortgage, deed to secure debt or otherwise to the Issuer and/or Trustee to secure all or any portion of the Securities, (e) all proceeds of any of the foregoing, and (f) all other assets of the Issuer or any Subsidiary or Affiliate thereof on which the Issuer and/or Trustee is granted a Lien to secure all or any portion of the Securities or the payment of the principal of, premium, if any, or interest on the Securities. Notwithstanding the foregoing, the Collateral shall not include any assets or properties consisting of the Project, as such term is defined in the Bond Indenture.


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                  "Collateral Agency Agreement" means the Collateral Agency and
Second Lien Intercreditor Agreement, dated as of ________, 2002, by and among the Collateral Agent, the Trustee, and the Bond Trustee attached hereto in substantially the form of Exhibit __, as the same may be amended from time to time.

                  "Collateral Agent" means the collateral agent as set forth in the Collateral Agency Agreement, until a successor replaces it in accordance with the applicable provisions of Collateral Agency Agreement, and thereafter means the successor, or, if the Collateral Agency Agreement is no longer in effect, means the Trustee.

                  "Collateral Permitted Liens" means Liens of the type described in clauses (a), (b), (e), (g), (h), (k), (l), (m) and (o) of the definition of the term "Permitted Liens" and in clause (p) of such definition to the extent that the Lien subject to the refinancing is included within any of the foregoing clauses; provided, however, that the Liens with respect to the Tandem Mill Collateral will be released under the conditions set forth in Section 3.14(b) in connection with a sale and leaseback transaction; and provided further that the dollar amount of Additional Credit Facility Liens permitted in clause (a) to be secured by Collateral will be reduced dollar for dollar by the amount applied to make a Permanent Reduction in accordance with Section 3.12 (b)(iii)(A) or the amount applied to make a Credit Facility Repayment in accordance with Section 3.14(b).

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties at such time.

                  "Commodity Agreement" means any option or futures contract or similar agreement or arrangement designed to protect the Issuer against fluctuations in commodity prices.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Consolidated EBITDA" means, for any period, on a consolidated basis for the Issuer and its Subsidiaries, the sum for such period (without duplication) of: (a) Consolidated Net Income; (b) income taxes (other than income taxes positive or negative attributable to extraordinary and non-recurring gains or losses on asset sales) with respect to such period, determined in accordance with GAAP; (c) net interest expense for such period, determined in accordance with GAAP; (d) depreciation and amortization expenses (including, without duplication, amortization of debt discount and debt issue costs), determined in accordance with GAAP; (e) other non-cash items reducing Net Income, minus non-cash items increasing Net Income, determined in accordance with GAAP; and (f) expense in excess of cash payments made in connection with the Issuer's pension and other post-retirement employee benefits ("OPEB") requirements; minus (g) cash payments in excess of expense amounts recorded for the Issuer's pension and OPEB requirements.


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                  "Consolidated Fixed Charges" means, for any period, the sum of: (a) the net interest expense of the Issuer and its Subsidiaries for such period whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations and imputed interest with respect to Attributable Debt); (b) interest incurred during the period and capitalized by the Issuer; (c) any interest expense on Indebtedness of another Person that is guaranteed by the Issuer or one of its Subsidiaries or secured by a Lien on assets of the Issuer or one of its Subsidiaries (whether or not such guarantee or Lien is called upon); and (d) the product of (i) all cash dividend payments on any series of Preferred Stock of any Subsidiary or Disqualified Stock of the Issuer or any of its Subsidiaries, multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and its Subsidiaries, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP. For the purposes of this calculation of net interest expense in clause (c), interest on the Securities shall be calculated at the rate of 10.0% per annum from the Issue Date and interest on the Secured Series 2002 Bonds shall be calculated at the rate of 9.0% per annum from the issue date of such Bonds, in each case based on the outstanding principal amount of the Securities and the Secured Series 2002 Bonds, notwithstanding the interest rate terms of the Securities and the Secured Series 2002 Bonds.

                  "Consolidated Indebtedness" means, as of any determination date, Indebtedness of the Issuer and its Subsidiaries on a consolidated basis which is secured by a Lien on the assets and properties (including accounts receivable and inventory), of the Issuer and its Subsidiaries, calculated in accordance with GAAP without applying the Statement of Financial Accounting Standards No. 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings".

                  "Consolidated Net Income" of the Issuer for any period means the Net Income (or loss) of the Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from Consolidated Net Income: (a) the Net Income of any Person other than a Consolidated Subsidiary in which the Issuer or any of its Consolidated Subsidiaries has a joint interest with a third party except to the extent of the amount of dividends or distributions actually paid in cash to the Issuer or a Consolidated Subsidiary during such period; (b) the Net Income of any other Person accrued prior to the date it becomes a Subsidiary with respect to which Consolidated Net Income is calculated, or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; (c) the Net Income (but only if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to such Person or to any other Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and (d) without duplication, any gains or losses attributable to the sale, lease, conveyance or other disposition of assets (including without limitation Capital Stock of any Subsidiary of such Person), whether owned on the date of issuance of the Securities or thereafter acquired, in one or more related transactions outside the ordinary course of business.

                  "Consolidated Net Worth" means, with respect to any Person engaged in a merger, consolidation or sale of assets, the consolidated stockholder's equity of such Person and


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its Subsidiaries, as determined in accordance with GAAP but excluding any restructuring charges taken by such Person in connection with such merger, consolidation or sale of assets.

                  "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated subsidiary.

                  "Continuing Director" has the meaning set forth in Section
3.16 hereof.

                  "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention: Institutional Trust Services.

                  "Credit Facility" means any senior credit facility to be entered into by the Issuer and the lenders referred to therein, together with the related documents thereto (including the notes thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants, and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other lender or group of lenders.

                  "Credit Facility Repayment" has the meaning set forth in
Section 3.14(b) hereof.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer against fluctuations in currency values.

                   "Deeds of Trust" means, collectively, (a) the Hot Mill Deed of Trust, (b) the Tandem Mill Deed of Trust, (c) the Tin Mill Deed of Trust, and
(d) any other deed of trust, mortgage, deed to secure debt or other instrument encumbering any Collateral constituting real property which is given or made by the Issuer or any Subsidiary thereof to or for the benefit of the Trustee to secure all or any portion of the Securities or to secure all or any portion of the payment of the principal of, premium, if any, or interest or purchase price of the Securities.

                  "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

                  "Depositary" shall mean The Depository Trust Company, its nominees, and their respective successors.

                  "Disqualified Stock" means any Capital Stock (a) that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities or (b) upon which the Issuer or any of its


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Subsidiaries has a contractual obligation to compensate the holder thereof for losses incurred upon the sale or other disposition thereof; provided, however, that any portion or series of such Capital Stock which by its terms, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise, no earlier than the day following the maturity date of the Securities shall not constitute Disqualified Stock; and provided further, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuer to repurchase or redeem such Capital Stock upon the occurrence of a Change in Control occurring on or prior to the maturity date of the Securities shall not constitute Disqualified Stock if (i) the Change in Control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 3.16 and (ii) such Capital Stock specifically provides that the Issuer will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer's repurchase of such Securities as are required to be repurchased pursuant to the provisions of Section 3.16.

                  "Event of Default" means any event or condition specified as such in Section 4.1 which shall have continued for the period of time or after notice thereof, if any, therein designated.

                  "Excepted Sale" means a sale, lease, conveyance or other disposition of any portion of the Collateral that is excepted from the definition of the term "Asset Disposition" contained in this Indenture.

                  "Excess Cash Flow" means, as of each date such calculation shall be made, the Consolidated EBITDA for the immediately preceding six month period expiring on the last day of each December and June, respectively, prior to such calculation date (such last day, the "Balance Sheet Date") plus (a) decreases in working capital; minus the sum of (b) expenditures on capital assets; (c) increases in working capital; and (d) interest and mandatory principal payments on Indebtedness other than payments or pre-payments of principal and fees or other amounts with respect to revolving credit Indebtedness under the Credit Facility. For purposes of clause (b)(i) of Section 3.10, the initial Balance Sheet Date shall be designated as December 31, 2001 and for purposes of determining "Contingent Interest Rate" (as such term is defined in the form of Security), the initial Balance Sheet Date shall be designated as December 31, 2002.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Act Reports" means the Issuer's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Commission pursuant to the Exchange Act.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

                  "Global Securities" has the meaning set forth in Section 2.4 hereof.


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                  "Holder", "holder of Securities", "Securityholder" or other similar terms means the registered holder of any Security.

                  "Hot Mill Collateral" means the real property constituting the Issuer's Hot Strip Mill located at Issuer's Weirton, West Virginia steel-making facility, which converts slabs into flat rolled coils, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Hot Mill Deed of Trust, together with all other property, real or personal, conveyed by or pledged under or pursuant to the Hot Mill Deed of Trust and/or Security Agreement and otherwise described as "Property" or "Collateral", respectively therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Hot Strip Mill shall be included as part of the "Hot Mill Collateral."

                  "Hot Mill Deed of Trust" means that certain Deed of Trust, dated as of ____________, 2002 made by the Issuer in favor of Joyce Ofsa, as trustee, for the benefit of, the Trustee and the City of Weirton, as beneficiaries, (with the City of Weirton's rights thereunder assigned to the Bond Trustee) and encumbering the Hot Mill Collateral, which constitutes real property, as amended, supplemented, restated or otherwise modified from time to time.

                  "Indebtedness" means, without duplication, (i) any liability of any entity (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures, or (C) in respect of capitalized lease obligations; (ii) any liability of others described in the preceding clause (i) that the entity has guaranteed or that is otherwise its legal liability; (iii) to the extent not otherwise included, obligations under Currency Agreements, Commodity Agreements or Interest Protection Agreements;
(iv) all Disqualified Stock valued at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends; and (v) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i)-(iv) above; provided that Indebtedness shall not include accounts payable (including, without limitation, accounts payable to the Issuer by any Subsidiary or to any such Subsidiary by the Issuer or any other Subsidiary, in each case, in accordance with customary industry practice) or liabilities to trade creditors of any entity arising in the ordinary course of business.

                  "Indemnified Persons" has the meaning set forth in Section 5.6 hereof.

                  "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of ___________, 2002, by and among the Collateral Agent, the Trustee, the Bond Trustee and Fleet Capital Corporation, as agent for the lenders under the Credit Facility, in substantially the form of Exhibit __ attached hereto, as the same may be amended or supplemented from time to time.


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                  "Interest Protection Agreement" of any Person means any
interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

                  "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions; (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person; (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person; and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

                  "Issue Date" means __________ __, 2002, the date on which the Securities are originally issued under this Indenture.

                  "Issuer" means (except as otherwise provided in Article V) Weirton Steel Corporation, a Delaware corporation, and, subject to Article VIII, its successors and assigns.

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, the Issuer shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

                  "Losses" has the meaning set forth in Section 5.6 hereof.

                  "Net Cash Proceeds" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Issuer or any of its Subsidiaries in connection with such Asset Disposition (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Securities), and net of all payments made on any Indebtedness which is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payment made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

                  "Net Income" of any Person for any period means the consolidated net income or loss, as the case may be, of such Person and its Subsidiaries for such period determined in accordance with GAAP; provided that there shall be excluded all extraordinary gains or losses net of respective tax effects (less, without duplication, all fees and expenses relating thereto).

                  "Notes Documents" means, collectively, the Securities, this Indenture, the Security Documents, and all other documents, instruments and agreements now or hereafter evidencing, governing, securing or otherwise pertaining to the Securities or otherwise executed and delivered by or on behalf of the Issuer or any other party in connection with the Securities or any of the foregoing documents, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.

                  "Offer Amount" has the meaning set forth in Section 3.12 hereof.

                  "Offer Period" has the meaning set forth in Section 3.12 hereof.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.5.

                  "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel satisfactory to the Trustee and delivered to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 11.5, if and to the extent required hereby.

                  "OPEB" has the meaning set forth in the definition of "Consolidated EBITDA".

                  "Original issue date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

                  "Outstanding", when used with reference to Securities, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

                  (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own Paying Agent); provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                  (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

                  "Paying Agent" has the meaning set forth in Section 3.2 hereof.

                  "Permanent Reduction" has the meaning set forth in Section 3.12(b) hereof.

                  "Permitted Acquisition" means any one or more transactions or series of transactions by the Issuer or a Subsidiary after the Issue Date, whether effected by merger, consolidation, purchase, lease or other transfer of assets, Permitted Joint Venture or otherwise, to acquire the properties and related business (whether through the direct purchase of assets or of the Capital Stock of the Person owning such assets) of any other Person (a) where the Person to be acquired has been engaged, or the assets involved have been deployed, in the business of making, processing or distributing steel products, including without limitation tin mill products or other coated steel products; and (b) the consummation of any such transaction would not otherwise result in any Event of Default immediately thereafter.

                  "Permitted Indebtedness" means:

                  (i) Indebtedness of the Issuer and its Subsidiaries outstanding immediately following the issuance of the Securities, including any outstanding Senior Notes due 2004 and Senior Notes due 2005, the Secured Series 2002 Bonds, any outstanding Series 1989 Bonds, Indebtedness of the Issuer's 1989 ESOP guaranteed by the Issuer even if acquired by the Issuer, and any put obligation imposed on the Issuer by the plan or by law (including Section 409 of the Internal Revenue Code of 1986, as amended, and any successor provision), relating to shares of the Issuer's Capital Stock, authorized and issued on or before the Issue Date and initially issued to the Issuer's 1989 ESOP or 1984 ESOP;

                  (ii)     the Securities;

                  (iii) Indebtedness in respect of obligations of the Issuer to the Trustee under this Indenture;

                  (iv) Indebtedness incurred by the Issuer pursuant to the Credit Facility; provided, however, that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (iv) and then outstanding does not exceed (1) the sum of (x)

                           65% of the inventory of the Issuer and its Subsidiaries and (y) 85% of the accounts receivable of the Issuer and its Subsidiaries (in each case as such amounts are reflected on the consolidated financial statements of the Issuer) ("Permitted Working Capital Indebtedness"), plus (2) $50,000,000;

                  (v) intercompany obligations (including intercompany debt or Disqualified Stock of a Subsidiary which is held by the Issuer or a Subsidiary of the Issuer) of the Issuer and each of its Subsidiaries; provided, however, that the obligations of the Issuer to any of its Subsidiaries with respect to such Indebtedness shall be subject to a subordination agreement between the Issuer and its Subsidiaries providing for the subordination of such obligations in right of payment from and after such time as all Securities issued and outstanding shall become due and payable (whether at stated maturity, by acceleration or otherwise) to the payment and performance of the Issuer's obligations under this Indenture and the Securities; provided, further, that any Indebtedness or Disqualified Stock of the Issuer or any Subsidiary owed to any other Subsidiary that ceases to be a Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 3.9 at the time the Subsidiary in question ceased to be a Subsidiary;

                  (vi) Indebtedness of the Issuer under any Currency Agreements, Commodity Agreements or Interest Protection Agreements;

                  (vii) the guarantee by the Issuer or any of its Subsidiaries of Indebtedness of the Issuer or a Subsidiary of the Issuer that was permitted to be incurred by another provision of this definition or
                           Section 3.9;

                  (viii) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

                  (ix) Indebtedness (including Acquired Indebtedness) incurred by Issuer or any Subsidiary in connection with a Permitted Acquisition so long as (a) at the time of such transaction and giving effect thereto, on a pro forma basis, the Issuer or its Subsidiaries may incur $1.00 in additional Indebtedness

                           (other than Permitted Indebtedness) pursuant to clause (a) of Section 3.9 or (b) at the time of such transaction and giving effect thereto, on a pro forma basis, the ratio of Consolidated Indebtedness to Consolidated EBITDA for the four fiscal quarters immediately preceding such event for which financial information is available consistent with the Issuer's prior practice, taken as one period and calculated on the assumption that all Indebtedness had been incurred on the first day of such period and that the related Permitted Acquisition and all its adjustments being included in such pro forma calculation had also occurred on such date, would be reduced;

                  (x) Indebtedness arising from a financing transaction involving the Tandem Mill Collateral including without limitation a sale and leaseback transaction;

                  (xi) Indebtedness of the Issuer and its Subsidiaries in connection with the Vendor Financing Programs;

                  (xii) obligations in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Issuer or any of its Subsidiaries in the ordinary course of business in an amount not to exceed $10,000,000 in the aggregate;

                  (xiii) additional Indebtedness incurred by Issuer or any of its Subsidiaries the aggregate principal amount at maturity of which does not exceed $100,000,000; and

                  (xiv) any Refinancing Indebtedness; provided that (A) the original issue amount of the Refinancing Indebtedness shall not exceed the maximum principal amount at maturity and accrued interest of the Indebtedness to be repaid (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the incurrence of the Refinancing Indebtedness less the amount of any prepayments on or prior to the date of the Indenture, plus the reasonable fees and expenses directly incurred in connection with such Refinancing Indebtedness), (B) Refinancing Indebtedness incurred by any Subsidiary shall not be used to repay or refund outstanding Indebtedness of the Issuer or any other Subsidiary, and (C) with respect to any Refinancing Indebtedness that refinances Indebtedness ranking junior in right of payment to the Securities, (1) the Refinancing Indebtedness does not require any principal payments prior to the maturity of the Securities and has an average weighted life that is equal to or greater than the average weighted life of the Securities and (2) the Refinancing Indebtedness is subordinated to the Securities to the same or greater extent and on substantially the same terms or terms more favorable to the holders of the Securities.

                  For purposes of determining compliance with Section 3.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through
(xiii) above, or is entitled to be incurred pursuant to Section 3.9, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with Section 3.9.

                  "Permitted Joint Venture" means the interest of the Issuer in any corporation, association or other business entity of which 50% or less, but not less than 10%, of the total Voting Stock or other interest is at the time owned or controlled, directly or indirectly, by the Issuer or one or more of its Subsidiaries or a combination thereof; provided that (a) such corporation, association or entity is engaged in the business or businesses of the Issuer or any related business and (b) that any interest paid by Issuer or any Subsidiary of Issuer on any Indebtedness incurred by the Issuer or any Subsidiary of the Issuer in connection with such ownership interest shall not exceed the sum of
(x) any dividends, other distributions of earnings and returns of capital received by the Issuer and any Subsidiaries on account of such ownership interest and (y) demonstrable operating benefits derived by the Issuer and any Subsidiaries, including cost savings and margin improvements, calculated on a pro forma basis as determined in good faith by management of the Issuer and adopted by resolution of the majority of the independent members of the Issuer's Board of Directors and delivered to the Trustee in an Officers' Certificate.

                  "Permitted Liens" means, without duplication:


                  (a) Liens on the assets of the Issuer and any Subsidiary securing Indebtedness and other obligations under the Credit Facility; provided that the aggregate amount so secured does not exceed the amount of Permitted Working Capital Indebtedness plus $75,000,000 ("Additional Credit Facility Liens");


                  (b) Liens on the assets of the Issuer and any Subsidiary securing Indebtedness and other obligations under the Vendor Financing Programs, including, without limitation, Liens on railroad locomotives and railcars granted to secure Indebtedness incurred in connection with sale and leaseback transaction(s) involving the Issuer's general office building and research and development building located in Weirton, West Virginia;


                  (c)      Liens in favor of the Issuer or its Subsidiaries;

                  (d) Liens on property or shares of Capital Stock of a Person existing at the time such Person is acquired by or merged with or into or consolidated with the Issuer or any of its Subsidiaries; provided, however, that such Liens were in existence prior to the consummation of such acquisition, merger or consolidation and do not extend to property other that the property or shares of Capital Stock being acquired by the Issuer or its Subsidiaries (other than property affixed or appurtenant thereto);

                  (e) Liens to secure the performance of statutory obligations;

                  (f)      Liens existing on the Issue Date;

                  (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (h) (i) Liens on assets subject to a sale and leaseback transaction securing Attributable Debt permitted to be incurred pursuant to Section 3.9, (ii) Liens in connection with a financing or sale and leaseback transaction involving or relating to the Tandem Mill Collateral permitted to be incurred under clause (x) of the definition of Permitted Indebtedness, and
                           (iii) Liens in connection with long-term tolling or product supply agreements with respect to the use of the Collateral; provided that the terms of such agreement do not, in the good faith determination of the Board of Directors and taking into account any additional collateral pledged to secure the Securities, impair the value of the Collateral;

                  (i) Liens securing industrial revenue or pollution control bonds, for which the Issuer has payment obligations; provided, however, that such Liens relate solely to the project being financed;

                  (j)      Liens (i) arising from or in connection with clause
                           (ix) of the definition of "Permitted Indebtedness" or
                           (ii) incurred to finance the acquisition of property or assets acquired by the Issuer or any of its Subsidiaries after the Issue Date so long as such Lien is created within 90 days of such acquisition; provided that in either clause (i) or (ii), such

                           Liens do not extend to any property or assets other than the property or assets acquired by the Issuer or its Subsidiaries;

                  (k) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of the Issuer or its Subsidiaries or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not individually or in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer;

                  (l) Liens arising from judgments or similar awards in an amount permitted by the Credit Facility;

                  (m) Liens on the Collateral effected (i) by the Deeds of Trust or the Security Agreement or (ii) by the Issuer for purposes of securing its obligations with respect of the Secured Series 2002 Bonds;

                  (n) Liens on assets and properties of the Issuer and its Subsidiaries other than Collateral to secure up to $25,000,000 of Indebtedness;

                  (o) In connection with the financing of a Permitted Acquisition secured in whole or in part by the Collateral, Liens on assets and properties acquired plus Liens on Collateral senior to Liens in favor of the holders of the Securities; provided, however, that the Issuer or its Subsidiaries shall grant a Lien on such assets and properties acquired in the Permitted Acquisition (excluding working capital assets) in favor of the holders of the Securities which Lien shall be junior only to the Liens securing any senior secured financing incurred to purchase such assets;

                  (p) Liens to secure any Refinancing Indebtedness as a whole or in part secured by any Lien referred to in the foregoing clauses (a), (b), (h), (i), (j), (m),
                           (n) and (o); provided, however, that:

                           i. such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                           ii. the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (a), (b), (h), (i), (j), (m),
                           (n) and (o); at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

                  (q) Liens to secure the performance of surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business.

                  "Permitted Payments" means, with respect to the Issuer or any of its Subsidiaries, (i) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (ii) any dividend or other distribution with respect to Capital Stock payable to the Issuer by any of its Subsidiaries or by a Subsidiary to another Subsidiary; (iii) payments made by the Issuer in satisfaction of any put obligation imposed on the Issuer by the plan or by law (including Section 409 of the Internal Revenue Code of 1986, as amended, and any successor provision), relating to shares of the Issuer's Capital Stock, authorized and issued on or before the Issue Date and initially issued to the Issuer's 1989 ESOP or 1984 ESOP; and (iv) any redemption or other payments in respect of the Series C Preferred Stock.

                  "Permitted Working Capital Indebtedness" has the meaning set forth in the definition of "Permitted Indebtedness".

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

                  "Pledged Account" means a cash collateral account in a financial institution acceptable to Trustee that is pledged to the Trustee in whole or in part as security for the benefit of the holders of the Securities.

                  "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends.

                  "principal", wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

                  "Prohibited Investment" means, with respect to any Person, any Investment by such Person in any Person that is not a Subsidiary of such first Person, other than (i) an Investment in Cash Equivalents; (ii) to the extent not included in clause (i), (a) negotiable instruments held for collection, (b) outstanding travel, moving or other similar advances to officers, employees and consultants of such Person, (c) lease or utility deposits or other similar deposits or (d) Capital Stock, debt obligations or similar securities received in settlement of debts owed to such Person or its Subsidiaries as a result of the foreclosure, perfection or enforcement of any Liens by such Person or any of its Subsidiaries, but, in each case, only to the extent such Investments are made in the ordinary course of business;
(iii) sales of goods on trade credit terms consistent with the past practices of such Person or otherwise consistent with trade credit terms in common use in the industry; and (iv) Investments made in connection with Permitted Acquisitions.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Prospectus" means the prospectus dated ____________ __, 2002 relating to the Securities and the Series C Preferred Stock.

                  "Purchase Date" has the meaning set forth in Section 3.12 hereof.

                  "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, renew, repay, extend or substitute (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Issuer or its Subsidiaries on the Issue Date or incurred in compliance with the Indenture (including Indebtedness that refinances Refinancing Indebtedness).

                  "Registrar" has the meaning set forth in Section 3.2 hereof.

                  "Repurchase Date" has the meaning set forth in Section 3.16 hereof.

                  "Responsible Officer" when used with respect to the Trustee means any officer within the Institutional Trust Services (or any successor group) of the Trustee, including, without limitation, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), any assistant vice president, any assistant secretary, any assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers who shall in any case, be responsible for the administration of this document or have familiarity with it, and also means with respect to particular corporate trust matters any other officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Issuer or any Subsidiary of the Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer or any Subsidiary of the Issuer (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (y) in the case of Subsidiaries of the Issuer, dividends or distributions payable to the Issuer or to a Subsidiary of the Issuer); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock (other than Series C Preferred Stock), or any option, warrant, or other right to acquire shares of Capital Stock, of the Issuer or any of its Subsidiaries; (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities; (iv) the making of any Prohibited Investment or guarantee of any Prohibited Investment in any

Person; and (v) the making of any payment to a holder of Capital Stock of the Issuer to reimburse such holder for losses incurred by such holder upon the disposition of such Capital Stock by such holder.

                  "Secured Series 2002 Bonds" means the 9.0% Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 in the aggregate principal amount of up to $33,800,000 to be issued by the City of Weirton, West Virginia in exchange for the Series 1989 Bonds, pursuant to the Bond Indenture.

                  "Securities" has the meaning set forth in the Recitals.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means, collectively, (a) the Security Agreement dated as of __________ __, 2002 made by the Company for the benefit of the Trustee and the City of Weirton, West Virginia, as beneficiaries, (with the City of Weirton's rights thereunder assigned to the Bond Trustee) and encumbering a portion of the Hot Mill Collateral, Tandem Mill Collateral and Tin Mill Collateral, which constitutes personal property, as amended or supplemented from time to time and (b) any other security agreement or other instrument encumbering any Collateral constituting personal property which is given or made by the Company and any Subsidiary thereof to the Trustee to secure all or any portion of the Securities or to secure all or any portion of the payment of the principal of, premium, if any, or interest or purchase price of the Securities.

                  "Security Documents" means the Deeds of Trust, the Security Agreement, any Uniform Commercial Code financing statements filed in connection with the Securities, and all other documents, instruments and agreements now or hereafter evidencing, governing, securing or otherwise pertaining to the Securities or otherwise executed and delivered by or on behalf of the Issuer or any other party in connection with the Securities or any of the foregoing documents, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.

                  "Senior Notes due 2004" means the 11 3/8% Senior Notes due 2004 in the aggregate original principal amount of $125,000,000 issued by the Issuer pursuant to the Indenture dated as of July 3, 1996 between the Issuer, as issuer, and Bankers Trust Company, as trustee.

                  "Senior Notes due 2005" means the 10 3/4% Senior Notes due 2005 in the aggregate original principal amount of $125,000,000 issued by the Issuer pursuant to the Indenture dated as of June 12, 1995, as amended and/or supplemented between the Issuer, as issuer, and Bankers Trust Company, as trustee.

                  "Series 1989 Bonds" means the 8 5/8% Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 due 2014 in the aggregate original principal amount of $56,300,000 issued by the City of Weirton, West Virginia, pursuant to an Indenture of Trust dated as of November 1, 1989, between the City of Weirton, as issuer, and Pittsburgh National Bank, as bond trustee.

                  "Series C Preferred Stock" means the new Series C Convertible Redeemable Preferred Stock of the Issuer to be issued as contemplated by the Prospectus.

                  "Subsidiary" means, with respect of any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "Surviving Entity" has the meaning set forth in Section 8.1 hereof.

                  "Tandem Mill Collateral" means the real property constituting the Issuer's No. 9 tin tandem mill located at Company's Weirton, West Virginia steel-making facility, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Tandem Mill Deed of Trust, together with all other property, real or personal, conveyed by or pledged under or pursuant to the Tandem Mill Deed of Trust and/or Security Agreement and otherwise described as "Property" or "Collateral", respectively therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Tandem Mill shall be included as part of the "Tandem Mill Collateral."

                  "Tandem Mill Deed of Trust" means that certain Deed of Trust, dated as of ____________, 2002 made by the Issuer in favor of Joyce Ofsa, as trustee, for the benefit of the Trustee and the City of Weirton, West Virginia, as beneficiaries, (with the City of Weirton's rights thereunder assigned to the Bond Trustee) and encumbering the Tandem Mill Collateral which constitutes real property, as amended, supplemented, restated or otherwise modified from time to time.

                  "Tin Mill Collateral" means the real property constituting the Issuer's tin mill located at the Company's Weirton, West Virginia steel-making facility, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), as described with particularity in the Tin Mill Deed of Trust (excluding assets set forth in Exhibit B to the Tin Mill Deed of Trust), together with all other property, real or personal, conveyed by or pledged under or pursuant to the Tin Mill Deed of Trust and/or Security Agreement and otherwise described as "Property" or "Collateral", respectively therein; provided, however, that only that portion of the "Collateral" described in the Security Agreement which is located on, is used in connection with or is proceeds of the Tin Mill shall be included as part of the "Tin Mill Collateral.".

                  "Tin Mill Deed of Trust" means that certain Deed of Trust, dated as of ____________, 2002 made by the Issuer in favor of Joyce Ofsa, as trustee, for the benefit of the Trustee and the City of Weirton, West Virginia, as beneficiaries, (with the City of Weirton's rights thereunder assigned to the Bond Trustee) and encumbering the Tandem Mill Collateral which constitutes real property, as amended, supplemented, restated or otherwise modified from time to time.

                  "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article V, shall also include any successor trustee.

                  "Trust Indenture Act of 1939"or "Trust Indenture Act" (except as otherwise provided in Sections 7.1 and 7.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

                  "Vendor Financing Programs" means the sale and leaseback transaction of the Issuer's Foster-Wheeler Steam Generating Plant, including related real property and certain related energy generating equipment, the sale and leaseback transaction(s) of the Issuer's general office building and research and development building located in Weirton, West Virginia and the related conveyance or grant of an option to purchase certain undeveloped real property adjacent thereto, and the transfer of a major operating lease to a public entity and other Indebtedness of the Issuer or its Subsidiaries in connection with the foregoing and related transactions with vendors of the Issuer as described in the Prospectus.

                  "Voting Stock" means Capital Stock which ordinarily has voting power for the election of directors (or persons performing similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Wholly Owned Subsidiary" means, at any time, a Subsidiary all of the Capital Stock of which (except directors' qualifying shares) are at the time owned directly or indirectly by the Issuer.

                                   ARTICLE II
              ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

Section 2.1. Authentication and Delivery of Securities; Issuance of Exchange Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not in excess of $134,200,000 (except as otherwise provided in Section 2.6), may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Issuer, signed by both (a) its Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer, any Vice President or any Secretary without any further action by the Issuer. In the case of the original issuance of the Securities, the Trustee shall be entitled to receive an Opinion of Counsel of the Issuer dated the date thereof substantially to the effect that:

                  (a) The Securities have been duly authorized, executed, authenticated and delivered to the Holders of the Securities and assuming due authentication by the Trustee, will be (x) valid and binding obligations of the Issuer enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) entitled to the benefits of the Indenture.

                  (b) No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the issuance of the Securities or the performance by the Issuer of its obligations under the Securities, except such as have been obtained by the date of such opinion and such as may be required by the securities or Blue Sky laws of the various states.

Section 2.2. Execution of Securities. The Securities shall be signed on behalf of the Issuer by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee. In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture, any such person was not such officer.

Section 2.3. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit C hereof, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

Section 2.4. Form, Denomination and Date of Securities; Payments of Interest. The Securities and the Trustee's certificates of authentication shall be substantially in the forms attached hereto as Exhibits A-C, respectively. The Securities shall be issuable as registered securities without coupons and in denominations provided for in the form of Security attached hereto as Exhibits A and B. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee. The Securities shall be issued in registered form and may, if agreed by the Issuer and the Holder, be issued in the form of a permanent Global security (any such Global security, "Global Securities") in the form set forth in Exhibit A hereto. Securities may be issued, if agreed by the Issuer and the Holder, in the form of definitive Securities in physical form. Securities shall be issued in registered form, substantially in the form set forth in Exhibit B hereto. Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage. The Issuer shall furnish any such legends or endorsements to the Trustee in writing. The Issuer shall approve the form of the Securities and any notation, legend or endorsement on them.

                  Each Security shall be dated the date of its authentication, shall bear interest from the date stated therein and shall be payable on the dates specified on the face of the applicable form of Security.

                  The person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest, if any, shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five business days prior to the date of payment of such defaulted interest, if any,) established by notice given by mail by or on behalf of the Issuer to the holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest, if any,) shall mean if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month and shall mean, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a business day.

Section 2.5. Global Legend. (a) Each Global Security shall bear the following legend on the face thereof:

                  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.


         (b) Each Security shall bear the following original issue discount legend:

                  FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $ , IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY FOR PURPOSES OF SECTION 1273 OF THE CODE, THE YIELD TO MATURITY COMPOUNDED SEMIANNUALLY IS %.

Section 2.6. Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers in which the transfer of Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times, such register or registers shall be open for inspection by the Trustee.

                  The Securities are issuable only in registered form. A Holder may transfer a Security by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Trustee, and any agent of the Issuer shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, the Depositary shall, by acceptance of a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.10, 7.5 or 12.2). The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 12.2 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  Upon due presentation for registration of transfer of any Security at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

                  All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by the holder or his attorney duly authorized in writing.

                  All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.7. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.5(a). Except as described in this Article II, owners of interests in the Global Securities shall not have Securities registered in their names, will not receive physical delivery of Securities in definitive form and will not be considered the registered owners or holders thereof under this Indenture for any purpose. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security and the Depositary and/or its nominee may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

                  (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary. In addition, definitive Securities in physical form shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Issuer within 90 days of such notice or (ii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Securities. Securities issued in definitive form will be in fully registered form, without coupons, in minimum denominations of $50 and integral multiples of $50 above that amount. Upon issuance of Securities in definitive form, the Trustee is required to register Securities in the name of, and cause the Securities to be delivered to, the person or persons (or nominee thereof) identified as the beneficial owners as the Depositary shall direct.

                  (c) In connection with any transfer of a beneficial interest in a Global Security to a transferee receiving definitive Securities in physical form pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and the decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities in physical form of like tenor and amount.

                  (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) of this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of definitive Securities in physical form or of authorized denominations.

                  (e) The registered holder of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 2.8. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

                  Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith. In case any Security which has matured or is about to mature, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

                  Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.9. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.10. Temporary Securities. Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every Temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to
Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.11. Wire Payments. Notwithstanding any provisions of this Indenture and the Securities to the contrary, if the Issuer and a Holder so agree, payments of cash interest on, and any portion of the principal of any Securities other than the final payment of principal on a Security, may be made by the Paying Agent upon receipt from the Issuer in immediately available funds, directly to the Holder of such Security (whether by Federal funds, wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payment shall be so made and in the case of payments of a portion of the principal of any Securities other than the final payment of principal on a Security, the holder of such Security surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 2.11 unless a new instruction is delivered 15 days prior to a payment date. The Issuer will indemnify and hold the Trustee harmless against any loss, liability or expense (including attorneys' fees) resulting from any act or omission to act on the part of the Issuer or any such Holder in connection with any such agreement or which the Paying Agent may incur as a result of making any payment in accordance with any such agreement.

Section 2.12. Deposit of Moneys. On or before each payment date (including a Repurchase Date), the Issuer shall deposit with the Paying Agent (or if the Issuer or one of its Subsidiaries or any Affiliate of any thereof is the Paying Agent, shall segregate and hold in trust) money sufficient to make the payment of principal of and interest due hereunder on such payment date which shall, to the extent wire payments are to be made pursuant to Section 2.11 or otherwise pursuant to this Indenture be made in immediately available funds.

                                   ARTICLE III
                     COVENANTS OF THE ISSUER AND THE TRUSTEE

Section 3.1. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest on each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Issuer. The Issuer shall pay interest on overdue principal at the rate borne by the Securities and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 3.2. Offices for Payments, etc. So long as any of the Securities remain outstanding, the Issuer will maintain in the Borough of Manhattan, the City of New York, the following:

                  (a) an office or agency where the Securities may be presented for payment (the "Paying Agent");

                  (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided (the "Registrar"); and

                  (c) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served.

                  The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates the Trustee's agency at J.P. Morgan as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. The Trustee shall initially be the Registrar and Paying Agent; provided, however, that the Issuer may act as Paying Agent or Registrar.

Section 3.3. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 3.4. Paying Agents. Whenever the Issuer shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

                  (a) that it will hold all sums received by it as such agent for the payment of the principal of and interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee;

                  (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of and interest on the Securities when the same shall be due and payable; and

                  (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

                  The Issuer will, prior to each due date of the principal of and interest on the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

                  If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of and interest, on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal interest, so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

                  Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

                  Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 9.3 and 9.4.

Section 3.5. Certificate to Trustee. The Issuer will furnish to the Trustee within 120 days after the end of each fiscal year a brief certificate (which need not comply with Section 11.5) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer's compliance with all conditions and covenants under the Indenture during such fiscal year (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

Section 3.6. Securityholders' Lists. If and so long as the Trustee shall not be the Security Registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act (a) semiannually not more than 15 days after each record date for the payment of semiannual interest on the Securities, as herein above specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.7. Reports to Holders of the Securities. The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. If, during any period in which Securities with an aggregate principal amount equal to or greater than ten percent of the aggregate principal amount of Securities originally issued under this Indenture are outstanding, the Issuer is not obligated to file annual reports, documents or other reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Issuer will furnish to the Trustee the same such annual reports, documents or other reports as if the Issuer were so subject. In addition, whether or not required by the rules and regulations of the Commission, the Issuer shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Section 3.8. Reports by the Trustee. Any Trustee's report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before the first date for the regular payment of semiannual interest on the Securities next succeeding November 15 in each year, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto (unless such November 15 is less than 45 days prior to such interest payment date, in which case such report shall be (a) so transmitted on or before the second such interest payment date next succeeding such November 15 and (b) as of a date determined as provided above). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act of 1939. In addition, the Trustee shall transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act of 1939.

                  A copy of each report, at the time of its mailing to the Holders of Securities, shall be mailed to the Issuer and filed with the Commission and with each stock exchange on which the Securities are listed in accordance with Section 313(d) of the Trust Indenture Act of 1939. The Issuer shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

Section 3.9. Limitations on Indebtedness. The Issuer will not, and will not permit any Subsidiary to, create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, or permit any Subsidiary to issue any Preferred Stock other than Preferred Stock that is issued to and held by the Issuer or a wholly owned Subsidiary of the Issuer (so long as the Issuer or a wholly owned Subsidiary of the Issuer owns such Preferred Stock); provided the Issuer may incur, and may permit any Subsidiary to incur, Indebtedness (including Acquired

Indebtedness) if (a) at the time of such event and after giving effect thereto, on a pro forma basis, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the four fiscal quarters immediately preceding such event for which financial information is available consistent with the Issuer's prior practice, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, would have been greater than 1.75 to 1, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

Section 3.10. Limitations on Restricted Payments. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

                  (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment; and

                  (b) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments (the fair market value of any such Restricted Payment, if other than cash, as determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of such Board of Directors) declared or made after the Issue Date does not exceed the sum of (i) 50% of the Excess Cash Flow on a cumulative basis during the period (taken as one accounting period) from and including January 1, 2002 and ending on the last day of the Issuer's last fiscal quarter ending prior to the date of such Restricted Payment, plus (ii) 100% of the aggregate net cash proceeds of, and the fair market value of marketable securities (as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors) received by the Issuer from, the issue or sale after January 1, 2002 of Capital Stock of the Issuer (other than the issue or sale of (A) Disqualified Stock, (B) Capital Stock of the Issuer to any Subsidiary of the Issuer or (C) Capital Stock convertible (whether at the option of the Issuer or the holder thereof or upon the happening of any event) into any security other than its Capital Stock) and any Indebtedness or other securities of the Issuer convertible into or exercisable for Capital Stock (other than Disqualified Stock) of the Issuer which has been so converted or exercised, as the case may be, plus (iii) the amount by which the Indebtedness of the Issuer is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash or the fair market value of other property distributed to the Issuer upon such conversion or exchange);

provided that, notwithstanding the foregoing, (1) the Issuer and its Subsidiaries shall be permitted to make Permitted Payments and (2) the Issuer and any Subsidiary shall be permitted to make Investments in Permitted Joint Ventures if at the time of such Investment and after giving effect thereto, on a pro forma basis, (X) the Issuer could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to clause (a) of Section 3.9 (assuming for purposes of such calculation, if such Investment is made other than with borrowed funds or funds obtained from the issuance of Capital Stock specifically for the purpose of such Investment, that the Issuer incurred Indebtedness in an amount equal to such Investment bearing interest at the weighted average rate of interest paid by the Issuer on its outstanding Indebtedness during the four fiscal quarters most recently ended) or otherwise pursuant to clause (xi) of the definition of Permitted Indebtedness,
(Y) the aggregate amount of Investments made pursuant to this clause (2), less the aggregate amount of dividends, other distributions of earnings and returns of capital received by the Issuer from such Permitted Joint Ventures in cash, does not exceed $50,000,000 and (Z) no Default or Event of Default shall have occurred and be continuing; and provided further that the foregoing clause (b) shall not prevent (I) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this covenant or (II) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Issuer in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Capital Stock of the Issuer (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (ii) of this paragraph (b); or (III) the defeasance, redemption or repurchase of Indebtedness which is subordinated in right of payment to the Securities with the net cash proceeds from an incurrence of Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Capital Stock of the Issuer (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (ii) of this paragraph (b).

Section 3.11. Limitations on Transactions with Affiliates. So long as any of the Securities remain outstanding, neither the Issuer nor any of its Subsidiaries will directly or indirectly enter into any transaction or series of related transactions involving aggregate consideration in excess of $ 1,000,000 in any fiscal year with any Affiliate or holder of 5% or more of any class of Capital Stock of the Issuer other than the Series C Preferred Stock (including any Affiliates of such holders) except for any transaction (including any loans or advances by or to any Affiliate) (i) the terms of which are fair and reasonable to the Issuer or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Issuer or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such holder or Affiliate of the Issuer and (ii) which has been approved by a majority of the Issuer's directors (including a majority of the Issuer's independent directors, if any) in the exercise of their fiduciary duties; provided that any such transaction shall be conclusively deemed to be on terms which are fair and reasonable to the Issuer or any of its Subsidiaries and on terms which are at least as favorable as the terms which could be obtained on an arms length basis with Persons who are not such a holder, an Affiliate of such holder or Affiliate of the Issuer if such transaction is approved by a majority of the Board of Directors (including a majority of the Issuer's independent directors, if any). If the Issuer or any Subsidiary enters into a transaction with an Affiliate (or a series of related transactions with Affiliates related to a common plan) that involves an aggregate fair market value of more than $10 million, the Issuer or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transactions to the Issuer or the relevant Subsidiary, as the case may be, from a financial point of view from an independent nationally recognized investment banking firm and deliver same to the Trustee.

                  This covenant does not apply to: (a) any transaction between the Issuer and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries; provided that such transactions are not prohibited by other provisions of this Indenture; (b) any Restricted Payment not otherwise prohibited by Section 3.10; (c) any transaction pursuant to an agreement in existence on the date of the Indenture and included as an exhibit to the Issuer's Exchange Act Reports; (d) transactions between the Issuer and the 1984 ESOP, 1989 ESOP or any other employee benefit plan; (e) any transaction with a Subsidiary or a Permitted Joint Venture which would constitute a transaction with an Affiliate solely because the Issuer or a Subsidiary owns an equity interest in or otherwise controls such Subsidiary or a Permitted Joint Venture; and (f) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Issuer or any Subsidiary of the Issuer as determined in good faith by the Issuer's Board of Directors.

Section 3.12. Restrictions on Disposition of Assets of the Issuer. (a) Subject to the provisions of Section 8.1 and Section 10.3, the Issuer will not, and will not permit any of its Subsidiaries to, make any Asset Disposition (excluding any Asset Disposition of Collateral) unless (i) the Issuer (or the Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof, as determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of such Board of Directors; (ii) not less than 75% of the consideration received by the Issuer (or the Subsidiary, as the case may be) is in the form of cash or Cash Equivalents and (iii) the Net Cash Proceeds of the Asset Disposition are within 270 days, at the Issuer's election, applied (A) to the extent the Issuer elects (or is so required by the terms of any Indebtedness), to prepay or repay the Credit Facility or the Vendor Financing Programs, or (B)(i) to redeem or make other payments in respect of the Series C Preferred Stock, or (ii) to make an investment in properties and assets other than cash, cash equivalents or inventory that replace the properties and assets that were the subject of the Asset Disposition or in properties and assets that will be used in the business of making, processing or distributing steel products, including, without limitation, tin products or other coated steel products and related businesses, or (C) to the extent of the balance of such Net Cash Proceeds after application in accordance with (A) or (B), to make an Asset Disposition Offer to purchase the Securities (on a pro rata basis if the amount available for such purchase is less than 100% of the outstanding principal amount of the Securities) and Secured Series 2002 Bonds on a pari passu basis, at a purchase price of the principal amount thereof plus accrued and unpaid interest, if any, as the case may be, to the date of repayment. Notwithstanding the foregoing, the Issuer and its Subsidiaries will not be required to apply any Net Cash Proceeds to effectuate an Asset Disposition Offer in accordance with this provision except to the extent that the aggregate gross proceeds from all Asset Dispositions which are not applied in accordance with clause (A) or (B) exceed $15,000,000.

                  (b) Subject to the provisions of Section 8.1 and Section 10.3, the Issuer will not, and will not permit any of its Subsidiaries to, make any Asset Disposition of Collateral unless (i) the Issuer (or the Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof, as determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of such Board of Directors; (ii) not less than 75% of the consideration received by the Issuer (or the Subsidiary, as the case may be) is in the form of cash or Cash Equivalents and (iii) the Net Cash Proceeds of the Asset

Disposition are within 270 days, at the Issuer's election, applied (A) to the extent the Issuer elects (or is so required by the terms of any Indebtedness), to prepay or repay the Credit Facility which prepayment or repayment shall constitute a permanent reduction of the commitment under such Credit Facility (the "Permanent Reduction") or (B)(i) to redeem or make other payments in respect of the Series C Preferred Stock, or (ii) to make an investment in replacement properties and assets that will be used in the business of making, processing or distributing steel products, including, without limitation, tin products or other coated steel products and related businesses, and grant in favor of the Trustee for the benefit of the holders of the Securities a Lien on such replacement properties and assets, which Lien may be subordinated only to senior secured Indebtedness incurred to finance or refinance, the acquisition of such replacement properties and assets, or (C) to the extent of the balance of such Net Cash Proceeds after application in accordance with (A) or (B), to make an Asset Disposition Offer to purchase the Securities (on a pro rata basis if the amount available for such purchase is less than 100% of the outstanding principal amount of the Securities) and Secured Series 2002 Bonds on a pari passu basis, at a purchase price of the principal amount thereof plus accrued and unpaid interest, if any, as the case may be, to the date of repayment.

                  (c) In the event that the Issuer elects to purchase Securities pursuant to Section 3.12(a)(iii)(C) or Section 3.12(b)(iii)(C) above, the Issuer will purchase Securities tendered pursuant to a tender offer by the Issuer for the Securities (the "Asset Disposition Offer") in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 3.12(d). If the aggregate purchase price of Securities tendered pursuant to the Asset Disposition Offer is less than the Net Cash Proceeds allotted to the purchase of the Securities, the Issuer shall apply the remaining Net Cash Proceeds in accordance with clauses (A) and (B) of Sections 3.12(a)(iii) or 3.12(b)(iii) above, as applicable.

                  (d) (i) In the event that the Issuer elects to purchase Securities pursuant to Section 3.12(a)(iii)(C) or Section 3.12(b)(iii)(C) above, the Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that: (A) such Holder may elect to have his Securities purchased by the Issuer either in whole or in part (subject to prorationing as hereinafter described in the event the Asset Disposition Offer is oversubscribed) in multiples of $1,000 principal amount, at the applicable purchase price, plus accrued interest and unpaid interest, to the date of purchase by the Issuer; (B) any Security not tendered or accepted for payment will continue to accrue interest; (C) any Security accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest after the Purchase Date; and (D) Holders will be entitled to withdraw their election in the manner described in clause (iii) below.

                  The notice shall also specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date"), shall include all instructions and materials necessary to enable each Holder to tender Securities pursuant to the Asset Disposition Offer, and shall contain information concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Issuer, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Issuer filed subsequent to such

Quarterly Report, other than Current Reports describing other asset dispositions otherwise described in the offering materials, (2) corresponding successor reports or reports otherwise required pursuant to Section 3.7 to be delivered to Holders if the Issuer is no longer filing reports pursuant to the Securities Exchange Act of 1934, (3) a description of material developments in the Issuer's business subsequent to the date of the latest of such reports, and (4) if material, appropriate pro forma financial information. Substantially simultaneously with the mailing of the notice, the Issuer shall cause a copy of such notice to be published in The Wall Street Journal or another newspaper of general circulation in the Borough of Manhattan, the City of New York.

                  (ii) Not later than the date upon which written notice of an Asset Disposition Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Asset Disposition Offer (the "Offer Amount"), (B) the allocation of the Net Cash Proceeds pursuant to which such Asset Disposition Offer is being made and (C) the compliance of such allocation with the provisions of Section 3.12(a) or Section 3.12(b). Not later than one Business Day prior to the Purchase Date, the Issuer shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Asset Disposition Offer remains open (the "Offer Period"), the Issuer shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Issuer. The Trustee or a Paying Agent (if any) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Issuer to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period.

                  (iii) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Trustee at the address specified in the notice at least one Business Day prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or Paying Agent (if any) receives not later than the close of business on the Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing his election to have all or a portion of his Securities purchased. If at the expiration of the Offer Period, the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000 or multiples thereof shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (iv) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (e) In the event the Issuer is unable to purchase Securities from Holders in an Asset Disposition Offer because such purchase is prohibited by any provision of applicable law, the Issuer need not make an Asset Disposition Offer. The Issuer shall then be obligated to apply the Net Cash Proceeds in accordance with clause (A) or (B) of Section 3.12(a)(iii) or Section 3.12(b)(iii), as applicable.

                  (f) Whenever Net Cash Proceeds are received by the Issuer, and prior to the allocation of such Net Cash Proceeds pursuant to this Section 3.12, such Net Cash Proceeds shall be (i) set aside by the Issuer in a separate account pending allocation or (ii) if required under the Credit Facility, the Security Documents or the Intercreditor Agreement, placed in a cash collateral account pledged as security for the Credit Facility, pending allocation.

Section 3.13. Limitations on Liens. The Issuer will not, and will not permit any Subsidiary to, issue, assume or guarantee any Indebtedness secured by a Lien (other than a Permitted Lien) of or upon any Property of the Issuer or any Subsidiary or any shares of stock or debt of any Subsidiary which owns Property, whether such Property is owned at the date of the Indenture or thereafter acquired, without making effective provision whereby the Securities (together with, if the Issuer shall so determine, any other debt of the Issuer ranking equally with the Securities and then existing or thereafter created) shall be secured by such Lien equally and ratably with such Indebtedness, so long as such Indebtedness shall be so secured. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral now owned or hereafter acquired, or any income or profits therefrom, except Collateral Permitted Liens.

Section 3.14. Limitations on Sale and Leaseback Transactions. (a) The Issuer will not and will not permit any Subsidiary to enter into any sale and leaseback transaction with respect to any Property (whether now owned or hereafter acquired) unless the net proceeds of the sale or transfer of the Property to be leased are at least equal to the fair market value (as determined by the Board of Directors) of such Property and unless the Issuer or such Subsidiary would be entitled under Sections 3.9 and 3.13, to issue, assume or guarantee debt secured by a mortgage on such Property in an amount at least equal to the Attributable Debt in respect of such sale and leaseback transaction; provided, however, that the foregoing prohibition does not apply to leases between the Issuer and a Subsidiary or between Subsidiaries or to sales and leasebacks with respect to the Vendor Financing Programs.

                  (b) In connection with a financing secured by the Tandem Mill Collateral in an amount not to exceed $90 million, the Lien in favor of the Trustee for the benefit of the holders of the Securities on the Tandem Mill Collateral shall be subordinated and the cash proceeds of any such financing (net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with the financing and after payment of $25 million to the lenders under the Credit Facility (the "Credit Facility Repayment") and the release by such lenders under the Credit Facility of their Liens on the Tandem Mill Collateral) must be used in connection with a Permitted Acquisition and the Issuer or any of its Subsidiaries must grant a Lien in favor of the Trustee for the benefit of the holders of the Securities on the assets and properties so acquired (excluding working capital assets) which Lien may be subordinated only to senior secured Indebtedness incurred to finance or refinance, as applicable, the Permitted

Acquisition and may be pari passu with a Lien granted in favor of the Bond Trustee to secure the Indebtedness relating to the Secured Series 2002 Bonds to the extent such Indebtedness is then outstanding; provided, however, that such Credit Facility Repayment shall not reduce the amount of Permitted Working Capital Indebtedness. In connection with a sale and leaseback transaction with respect to the Tandem Mill Collateral, the Lien in favor of the Trustee for the benefit of the holders of the Securities may be released and terminated and the cash proceeds received by the Issuer (net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with the sale and leaseback transaction and any capital gains taxes incurred as a consequence of such transaction) shall be applied, at the election of the Issuer, as follows: (i) to finance or refinance a Permitted Acquisition permitted under clause (ix) of the definition of Permitted Indebtedness, provided that the Issuer grants in favor of the Trustee for the benefit of the holders of the Securities a Lien on the assets and properties so acquired (excluding working capital assets) which Lien may be subordinated only to senior secured Indebtedness incurred to finance or refinance, as applicable, the Permitted Acquisition and may be pari passu with a Lien granted in favor of the Bond Trustee to secure the Indebtedness relating to the Secured Series 2002 Bonds to the extent such Indebtedness is then outstanding; or (ii) for purposes other than a Permitted Acquisition so long as not less than fifty percent (50%) of such cash proceeds are applied by the Issuer, at its election, to (A) redeem or purchase the Series C Preferred Stock or (B) make an offer to purchase Securities and Secured Series 2002 Bonds on a pari passu basis and in accordance with the procedures governing an Asset Disposition Offer set forth in Section 3.12(b)(iii).

Section 3.15. Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Issuer to: (a)(i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in or measured by its profits, owned by the Issuer or a Subsidiary of the Issuer, or
(ii) pay any Indebtedness owed to the Issuer or a Subsidiary of the Issuer; (b) make loans or advances to the Issuer or a Subsidiary of the Issuer; or (c) transfer any of its properties or assets to the Issuer or a Subsidiary of the Issuer, except for Permitted Liens and such other encumbrances or restrictions existing under or by reason of (i) any restrictions, with respect to a Subsidiary that is not a Subsidiary on the date of this Indenture, under any agreement in existence at the time such Subsidiary becomes a Subsidiary (unless such agreement was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary on or after the date of the Indenture), (ii) any restrictions under any agreement evidencing any Acquired Indebtedness of a Subsidiary of the Issuer incurred pursuant to the provisions of Section 3.9; provided that such restrictions shall not restrict or encumber any assets of the Issuer or its Subsidiaries other than such Subsidiary, (iii) terms relating to the nonassignability of any operating lease, (iv) any encumbrance or restriction existing under any agreement that refinances or replaces the agreements containing restrictions described in clauses (i)-(iii); provided that the terms and conditions of any such restrictions are no less favorable to the holders of the Securities than those under the agreement so refinanced or replaced, or (v) any encumbrance or restriction due to applicable law.

Section 3.16. Change of Control Option. In the event that there shall occur a Change of Control, each Holder of Securities shall have the right, at such Holder's option, to require the Issuer to purchase all or any part of such Holder's Securities, on the date (the "Repurchase Date") that is 90 days after notice of the Change of Control, at 101% of the principal amount of the Securities plus accrued interest, if any, to the Repurchase Date.

                  On or before the thirtieth day after the Change of Control, the Issuer is obligated to mail, or cause to be mailed, to all Holders of record of such Securities a notice regarding the Change of Control and the repurchase right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in The Wall Street Journal or another newspaper of general circulation in the Borough of Manhattan, the City of New York.

                  Each such notice of a repurchase right shall state: (i) the Repurchase Date; (ii) the date by which the repurchase right must be exercised;
(iii) the price for such Securities; and (iv) the procedure which the Holder of Securities must follow to exercise such right.

                  To exercise a repurchase right, the holder of such Securities must deliver, at least two Business Days prior to the Repurchase Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder's exercise of such right, together with the Securities with respect to which the right is being exercised, duly endorsed for transfer. Such written notice from the Holder shall be irrevocable unless the rescission thereof is duly approved by the Continuing Directors.

                  In the event a repurchase right shall be exercised in accordance with the terms hereof, the Issuer shall pay or cause to be paid the price payable with respect to the Security or Securities as to which the repurchase price has been exercised in cash to the Holder of such Security or Securities, on the Repurchase Date. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Security or Securities in the aggregate principal amount of that portion of such surrendered Security not repurchased.

                  The Issuer will comply with all applicable tender offer rules and regulations, including Section 14(e) of the Exchange Act and the rules thereunder, if the Issuer is required to give a notice of right of repurchase as a result of a Change of Control.

                  As used herein, "Change of Control" means (i) any sale, lease or other transfer (in one transaction or a series of transactions) of more than 75% of the assets of the Issuer to any Person (other than a Wholly Owned Subsidiary of the Issuer); (ii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the 1984 ESOP, the 1989 ESOP or any other employee benefit plan of the Issuer)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock of the Issuer representing more than 50% of the voting power of such Capital Stock unless such acquisition of beneficial ownership of shares of voting power of Capital Stock of the Issuer occurs, directly or indirectly, in connection with the financing of a Permitted Acquisition; (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Issuer; or (iv) the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer.

                  As used herein, "Continuing Director" means a director who either was a member of the Board of Directors of the Issuer on the date of the Indenture or who became a director of the Issuer subsequent to such date and whose election, or nomination for election by the Issuer's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Issuer.

Section 3.17. Impairment of Security Interest. The Issuer shall not and shall not permit any of its Subsidiaries to take, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest in favor of the Trustee on behalf of the Holders with respect to the Collateral and the Issuer shall not grant to any Person (other than the Trustee on behalf of the Holders and the Bond Trustee on behalf of the holders of the Secured Series 2002 Bonds) any interest whatsoever in the Collateral other than Collateral Permitted Liens and Liens otherwise permitted by the Security Documents.

Section 3.18. Insurance. The Issuer or its Subsidiaries will at all times keep all of the Collateral which is of any insurable nature reasonably insured with insurers, believed by Issuer to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Issuer and its Subsidiaries operate; provided, however, that the Issuer will maintain insurance on the Collateral in such amounts required under the Credit Facility. All insurance policies relating to the Collateral shall be endorsed, to name the Trustee as an additional insured, and the Trustee as loss payee or mortgagee thereunder, as its respective interests may appear, with loss payable to the Trustee, without contribution, under a standard West Virginia (or local equivalent) mortgagee clause.

Section 3.19. Use of Insurance Proceeds; Condemnation Awards. Subject to the Intercreditor Agreement, the Collateral Agency Agreement, and the Security Documents, all cash proceeds of Collateral consisting of insurance arising from damage to or destruction of, the Collateral and all cash proceeds of condemnation awards with respect to the Collateral, shall be promptly delivered to the Trustee and placed in a Pledged Account pending resolution of its application (provided, that if such pledged amounts are at any time thereafter required to be applied to the Securities); and (a) if the Issuer determines that it desires to repair, rebuild or replace the applicable Collateral with such proceeds, such proceeds shall remain in Pledged Account (which Pledged Account may also secure, on a pari passu basis, the Indebtedness relating to the Secured Series 2002 Bonds to the extent such Indebtedness is then outstanding) and shall be released to Issuer as required in order to permit the repair, rebuilding or replacement of the applicable Collateral, or (b) if the Issuer determines not to repair, rebuild or replace the applicable Collateral, such amount shall be applied to purchase Securities and the Secured Series 2002 Bonds, on a pro rata basis based on the outstanding principal amount of the Securities and the Secured Series 2002 Bonds at the time of such application.

                                   ARTICLE IV
         REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 4.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

                  (a) default in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                  (b) default in the payment of all or any part of the principal on any of the Securities as and when the same shall become due and payable either at maturity, by declaration or otherwise; or

                  (c) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer contained in the Securities or in this Indenture for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; or

                  (d) an event of default, as defined in any indenture or instrument evidencing or under which the Issuer has at the date of this Indenture or shall hereafter have outstanding at least $25,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to the Issuer by the Trustee (if such event be known to it), or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; provided that if such event of default under such indenture or instrument shall be remedied or cured by the Issuer or waived by the holder of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders, and provided further that, subject to the provisions of Sections 5.1 and 5.2, the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Issuer, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount at maturity of the Securities at the time outstanding; or

                  (e) the repudiation by the Issuer of any of its obligations under the Security Documents or the unenforceability in any material respect of the Security Documents against the Issuer; or

                  (f) failure by the Issuer to maintain insurance as required by
Section 3.18; or

                  (g) upon an "Event of Default" as defined in any of the Security Documents after the lapse of any applicable grace period; provided, however, that notwithstanding the foregoing, an Event of Default arising solely under Section 2.1(c) of each of the Deeds of Trust or Section 7.1(b) of the Security Agreement or otherwise constituting an Event of Default under each of the Deeds of Trust or the Security Agreement solely by reason of a breach of any of the terms, covenants, terms or provisions of documents relating to the Secured Series 2002 Bonds shall not, in and of itself, constitute an Event of Default hereunder unless (i) the Bond Trustee shall declare all or any portion of the Secured Series 2002 Bonds to be immediately due and payable, or (ii) the Bond Trustee or any other party shall seek to enforce any remedy under the terms of any of the Deeds of Trust or the Security Agreement; or

                  (h) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (i) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                  Then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities, the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities, to the date of such payment or deposit) and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein--then and in every such case the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Section 4.2. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise--then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal and interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or willful misconduct. In connection therewith, the Trustee shall comply with the provisions of Section 313(b)(2) of the Trust Indenture Act of 1939 to the extent applicable.

                  Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities to the registered holders, whether or not the Securities be overdue. In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

                  In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor;

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                  All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities.

                  In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

Section 4.3. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal and interest upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

                  First: To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct;

                  Second: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                  Third: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal, interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

                  Fourth: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

Section 4.4. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.5. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 4.6. Limitations on Suits by Securityholders. No holder of any Security shall have any right by virtue of or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as herein before provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.8; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.7. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.8. Control by Securityholders. The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided further that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the

Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

                  Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

Section 4.9. Waiver of Past Defaults. Prior to the declaration of the acceleration of maturity of the Securities as provided in Section 4.1, the holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all the Securities waive any past default or Event of Default hereunder and its consequences, except a default (a) in the payment of principal of and interest on any of the Securities or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.10. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of and interest on any Security, the Trustee may withhold the notice if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers determines that withholding the notice is in the interest of Securityholders.

Section 4.11. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                                    ARTICLE V
                             CONCERNING THE TRUSTEE

Section 5.1. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture or the Securities. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (d) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to (a), (b),
(c) and (d) of this Section 5.1.

                  This Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

Section 5.2. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.1:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

                  (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

Section 5.3. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 5.4. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 5.5. Moneys Held by Trustee. Subject to the provisions of Section 9.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

Section 5.6. Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Issuer also covenants to indemnify, defend and hold the Trustee, each predecessor Trustee and their respective directors, officers, employees and agents (collectively, the "Indemnified Persons") harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim (collectively, "Losses"), that may be imposed on, incurred by, or asserted against, any Indemnified Person for or in respect of the Trustee's
(a) execution and delivery of this Indenture, (b) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture and
(c) performance under this Indenture, except in the case of such performance only and with respect to any Indemnified Person to the extent that the Loss resulted from such Indemnified Person's negligence or willful misconduct. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee for any reason. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.1(f) or (g) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law.

Section 5.7. Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 5.8. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $25,000,000, and which is eligible in accordance with the provisions of
Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.9. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning trustee, the Issuer, the resigning Trustee or the Holders of at least ten percent in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of
         Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Issuer or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

                  (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

                  (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                  (b) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in
Section 6.1 of the action in that regard taken by the Securityholders.

                  (c) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this
Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

Section 5.10. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first-class mail to the holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
5.9. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12. Preferential Collection of Claims Against Issuer. The Trustee is subject to Section 311(a) of the Trust Indenture Act of 1939, excluding any creditor relationship listed in Section 311(b) thereof. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act of 1939 to the extent indicated therein.

                                   ARTICLE VI
                         CONCERNING THE SECURITYHOLDERS

Section 6.1. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.2. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in
Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

Section 6.. Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 6.4. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

Section 6.5. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Securities.

                                   ARTICLE VII
                             SUPPLEMENTAL INDENTURES

Section 7.1. Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee (or with respect to the Intercreditor Agreement, the Collateral Agent, at the written direction of the Trustee) may from time to time and at any time, without the consent of the holders of any of the Securities at the time outstanding, enter into an indenture or indentures supplemental hereto or amend a Notes Document, the Intercreditor Agreement or the Collateral Agency Agreement for one or more of the following purposes:

                  (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

                  (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article VIII;

                  (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors shall consider to be for the protection of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

                  (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture or in any Notes Documents or the Intercreditor Agreement or Collateral Agency Agreement which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or in any Notes Documents or the Intercreditor Agreement or Collateral Agency Agreement; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture or under the Notes Documents as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities; and

                  (e) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose.

                  The Trustee (or Collateral Agent, as applicable) is hereby authorized to join in the execution of any such supplemental indenture or any such amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee (or Collateral Agent, as applicable) shall not be obligated to enter into (or direct the Collateral Agent to enter into) any such supplemental indenture or any such amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement which affects the Trustee's (or Collateral Agent's) own rights, duties or immunities under this Indenture, the Notes Documents, the Intercreditor Agreement, the Collateral Agency Agreement or otherwise.

Section 7.2. Supplemental Indentures With Consent of Securityholders. With the consent (evidenced by a majority as provided in Article VI) of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee (or the Collateral Agent, as applicable) may, from time to time and at any time, enter into an indenture or indentures supplemental hereto or amend a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or any Notes Documents, the Intercreditor Agreement, or Collateral Agency Agreement or of modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture shall, without the consent of the holders of all Securities then outstanding, (a) reduce the rate or change the time or place for payment of interest or reduce any amount payable on redemption thereof; (b) reduce the principal of or change the fixed maturity or place of payment of any Security; (c) change the currency of payment of principal of and interest, if any, on any Security; (d) reduce the principal amount of outstanding Securities necessary to modify or amend this Indenture; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or (f) make any change in Section 4.9, 4.11 or the first paragraph of this Section 7.2. Notwithstanding the foregoing, with the consent of the holders of not less than 85% in the aggregate principal amount of the Securities at the time outstanding, the Issuer and the Trustee (or the Collateral Agent, as applicable) may amend or waive provisions of this Indenture, the Notes Documents, the Intercreditor Agreement and the Collateral Agency Agreeement, relating to the Collateral.

                  Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture or any such amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by
Section 6.1, the Trustee (or Collateral Agent, as applicable) shall join with the Issuer in the execution of such supplemental indenture or such amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement unless such supplemental indenture or such amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement, affects the Trustee's (or Collateral Agent's) own rights, duties or immunities under this Indenture, the Notes Document the Intercreditor Agreement, Collateral Agency Agreement or otherwise, in which case the Trustee (or the Collateral Agent, as applicable) may in its discretion, but shall not be obligated to, enter into (or direct the Collateral Agent to enter into) such supplemental indenture or such amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement, as the case may be.

                  It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture or any proposed amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

                  Promptly after the execution by the Issuer and the Trustee (or the Collateral Agent, as applicable) of any supplemental indenture or any amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement, pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture or such amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or such amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement.

Section 7.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture or any amendment to the Notes Documents, the Intercreditor Agreement or Collateral Agency Agreement, pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.4. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture and is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to the customary exceptions. Such supplemental indenture will comply with the Trust Indenture Act of 1939.

Section 7.5. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture or any amendment to a Notes Document, the Intercreditor Agreement or Collateral Agency Agreement, pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or such amendment to the Notes Documents, the Intercreditor Agreement or Collateral Agency Agreement or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture or any such amendment to a Notes Document may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

                                  ARTICLE VIII
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.1. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Issuer will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a merger with or into a Wholly Owned Subsidiary; provided that such Wholly Owned Subsidiary is not organized in a foreign jurisdiction) unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Issuer), or to which sale, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Surviving Entity assumes by supplemental indenture all of the obligations of the Issuer on the Securities and this Indenture in form and substance satisfactory to the Trustee; (c) immediately after the transaction, no Default or Event of Default shall have occurred and be continuing; (d) immediately after giving effect to such transaction, the Consolidated Net Worth of the Surviving Entity would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction; and (e) immediately after giving effect to such transaction on a pro forma basis, (i) the Surviving Entity could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to clause (a) of Section 3.9, or (ii) the Surviving Entity's ratio of Consolidated Indebtedness to Consolidated EBITDA for the four fiscal quarters immediately preceding such transaction for which financial information is available consistent with the Issuer's prior practice, taken as one period and calculated on the assumption that all Indebtedness had been incurred on the first day of such period and that the related transaction and all its adjustments being included in such pro forma calculation had also occurred on such date, would be reduced.

Section 8.2. Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.


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                  Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

                  In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

                  In the event of any such sale or conveyance (other than a conveyance by way of lease), the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 8.3. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture, is in compliance with all conditions precedent contained in this Indenture and that such supplemental indenture, if any, constitutes the legal, valid and binding obligation of the surviving corporation, enforceable against the surviving corporation in accordance with its terms, subject to the customary exceptions.

                                   ARTICLE IX
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 9.1. Satisfaction and Discharge of Indenture. If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities outstanding hereunder, as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) or (c)(1) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Issuer in accordance with Section 9.4) or direct obligations of the United States of America, backed by its full faith and credit, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity or upon redemption all such Securities not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of




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maturity as the case may be, and (2) the Issuer shall have delivered to the
Trustee (i) either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 9.1(c) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (B) an Opinion of Counsel, reasonably satisfactory to the Trustee, to the same effect as the ruling described in clause (A) accompanied by a ruling to that effect published by the Internal Revenue Service and (ii) an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture.

                  The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 9.2. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.4, all moneys deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 9.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the


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Trustee or such Paying Agent, and the holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease. In the absence of a written request from the Issuer to return unclaimed funds to the Issuer, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section
9.4 shall be held uninvested and without any liability for interest.

                                    ARTICLE X
                             COLLATERAL AND SECURITY

Section 10.1. Security Documents. The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Issuer to the Holders of Securities or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents which the Issuer has entered into simultaneously with the execution of this Indenture. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Security Documents, the Intercreditor Agreement and the Collateral Agency Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, authorizes and directs the Trustee (or Collateral Agent, if applicable), to enter into the Security Documents, the Intercreditor Agreement and Collateral Agency Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, the Intercreditor Agreement and the Collateral Agency Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuer shall take, or shall cause its Subsidiaries to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Issuer hereunder, a valid and enforceable perfected second priority Lien in and on all the Collateral, in favor of the Trustee for its benefit and the ratable benefit of the Holders of Securities, superior to and prior to the rights of all third Persons (other than the agent on behalf of the lenders under the Credit Facility and the Bond Trustee on behalf of the holders of the Secured Series 2002 Bonds) and subject to no Liens (other than Liens granted by the Issuer for purposes of securing its obligations under the Credit Facility and with respect to the Secured Series 2002 Bonds, Collateral Permitted Liens and any other Liens permitted by the Security Documents).

Section 10.2. Recording and Opinions. (a) The Issuer shall furnish to the Collateral Agent and the Trustee promptly following the execution and delivery of this Indenture, an Opinion of


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Counsel, either (i) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given or
(ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

                  (b) The Issuer shall furnish to the Collateral Agent and the Trustee on April 1, in each year beginning with April 1, 2003, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  (c) The Issuer shall otherwise comply with the provisions of
Section 314(d) of the Trust Indenture Act.

Section 10.3. Release or Subordination of Collateral. (a) Subject to subsections
(b), (c) and (d) of this Section 10.3, in the event that any Collateral is sold, transferred or otherwise disposed of in accordance with Section 3.12, Section 3.14(b), or other transaction permitted by this Indenture (including, without limitation, an Excepted Sale) or by the Security Documents, or otherwise pursuant to and in accordance with the Intercreditor Agreement if then in effect, the Collateral shall, concurrently with the disposition of such Collateral, automatically be released from the Lien of the relevant Security Documents, in accordance with the provisions of the Security Documents and Intercreditor Agreement if then in effect. Subject to subsections (b), (c) and
(d) of this Section 10.3, the Collateral shall be released from the Lien and security interest created by the Security Documents at any time or from time to time upon satisfaction and discharge of the obligations of the Issuer under this Indenture pursuant to Article IX and in accordance with the provisions hereof and the Security Documents. Upon the request of the Issuer pursuant to an Opinion of Counsel and an Officer's Certificate certifying that all conditions precedent to such release hereunder and under the Security Documents have been met, the Trustee shall or shall cause the Collateral Agent to, as applicable, release Collateral. Upon receipt of such Officer's Certificate, the Trustee shall or shall cause the Collateral Agent to (at the sole cost and expense of the Issuer) execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.


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

                  (b) No Collateral shall be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents or the Intercreditor Agreement unless there shall have been delivered to the Trustee or Collateral Agent, if applicable, the Opinion of Counsel and Officer's Certificate required by this Section 10.3.

                  (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Security Documents shall be effective as against the Trustee or the Holders of Securities.

                  (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents. To the extent applicable, the Issuer shall cause Trust Indenture Act
Section 313(b), relating to reports and Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

                  (e) In the event that a Lien on Collateral in favor of the holders of the Securities is to be subordinated in accordance with Section 3.12(b) or Section 3.14(b), the Trustee shall execute and shall, if applicable, direct the Collateral Agent to execute, such a subordination and/or intercreditor agreement, as such lender may reasonably require in order to effect and evidence such Lien subordination.

Section 10.4. Certificates of the Issuer. The Issuer shall furnish to the Trustee and Collateral Agent, if applicable, prior to each proposed release of Collateral pursuant to the Security Documents or the Intercreditor Agreement,
(i) all documents required by Section 314(d) of the Trust Indenture Act and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Issuer, to the effect that such accompanying documents constitute all documents required by Section 314(d) of the Trust Indenture Act. The Trustee may, to the extent permitted by Sections 5.1 and 5.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.5. Certificates of the Trustee. In the event the Issuer wishes to release Collateral in accordance with the Security Documents and has delivered the certificates and documents required by the Security Documents or the Intercreditor Agreement and Sections 10.5 and 10.6 hereof, the Trustee shall determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.2, shall deliver a certificate to the Collateral Agent, if applicable, setting forth such determination; provided,


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however, that if the Trustee is the Collateral Agent, the requirement that the
Trustee deliver a certificate to the Collateral Agent shall not be applicable.

Section 10.6. Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Section 5.1 and 5.2 hereof and of the Security Documents, the Trustee shall, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, and, if applicable, shall direct the Collateral Agent to, take all actions the Trustee deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect, receive and distribute any and all amounts payable in respect of the obligations of the Issuer hereunder. The Trustee and the Collateral Agent, if applicable, shall have power to institute and maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent, if applicable, may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee or the Collateral Agent, if applicable).

Section 10.7. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee (or the Collateral Agent, if applicable) is authorized to receive any funds for the benefit of the Holders of Securities distributed under the Security Documents or Intercreditor Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture, the Security Documents and the Intercreditor Agreement.

Section 10.8. Release upon Termination of the Issuer's Obligations; Termination of Security Interest. If the Trustee is not the Collateral Agent, upon the payment in full of all obligations of the Issuer under this Indenture and the Securities, or upon the satisfaction and discharge of the obligations of the Issuer under this Indenture pursuant to Article IX, the Trustee shall, at the request of the Issuer, deliver a certificate to the Collateral Agent stating that such obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents.

Section 10.9. Intercreditor Agreement and Collateral Agency Agreement. Each Holder of Securities, by its acceptance hereof, consents and agrees to the terms of the Intercreditor Agreement and the Collateral Agency Agreement and hereby authorizes and directs the Trustee and the Collateral Agent, as applicable, to enter into the Intercreditor Agreement and the Collateral Agency Agreement and any modification, amendment, or supplement thereto or any restatement thereof and/or to enter into any replacement or additional intercreditor agreement as contemplated thereunder (collectively, the "Intercreditor Modification Documents") provided that either (a) the Trustee has determined, in its sole judgment, that any such Intercreditor Modification Document will not adversely affect the interests of the Trustee or the holders of the


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Securities or (b) such Intercreditor Modification Document shall have complied with the provisions of Article VII of this Indenture. The Trustee may rely upon an opinion of independent counsel as conclusive evidence that any such Intercreditor Modification Document complies with the provisions of this Section 10.9.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.1. Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

Section 11.2. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

Section 11.3. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 11.4. Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Weirton Steel Corporation, 400 Three Springs Drive, Weirton, West Virginia 26062, Attention: Vice President - Law and Secretary or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                  telephone number:  (304) 797-2000

                  facsimile number:  (304) 797-3420.

                  Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed, in each case in writing, to or with the Trustee at its Pittsburgh Corporate Trust Office, One


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Oxford Center, 301 Grant Street, Suite 1100, Pittsburgh, Pennsylvania 15219,
Attention: Institutional Trust Services or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                  telephone number:  (412) 291-2083

                  facsimile number:   (412) 291-2070 or (412) 291-2071

                  With a copy to the Dallas Corporate Trust Office, located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention: Institutional Trust Services.

                  If to the Collateral Agent, at the address provided in the Collateral Agency Agreement for notices to be sent.

                  Where this Indenture provides for notice to holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
                  In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 11.5. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                  Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or


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

investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 11.6. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 11.7. Trust Indenture Act of 1939. This Indenture shall be subject to the provisions of the Trust Indenture Act of 1939 that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

Section 11.8. New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

Section 11.9. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11.10. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.11. Certain Rights. If a United States Bankruptcy Court shall find that the grant in favor of the Holders of a Lien on the Collateral constitutes a preferential or fraudulent transfer to which there is no defense or exception and the Lien securing the Collateral is avoided by order of such court as a consequence thereof, the Holders of the Securities shall be entitled to pursue a claim for payment with respect to the Securities as such Holders would have been entitled to pursue with respect to the Senior Notes due 2004 or Senior Notes due 2005, as the case may be, which such Holders exchanged for such Securities, as though such Holders had never exchanged such Senior Notes due 2004 or Senior Notes due 2005 for the Securities.


                                   ARTICLE XII
                            REDEMPTION OF SECURITIES

Section 12.1. Right of Optional Redemption; Prices. The Securities may not be redeemed at the option of the Issuer prior to maturity, except as set forth in this Section 12.1. The Securities may not be redeemed at the option of the Issuer prior to April 1, 2004. At any time and from time to time on or after April 1, 2004, the Issuer may redeem the Securities, in whole or in part, at a redemption price from April 1, 2004 to March 31, 2005 of 105.00% of the principal amount thereof, from April 1, 2005 to March 31, 2006 at a redemption price of 104.00% of the principal amount thereof, from April 1, 2006 to March 31, 2007 at a redemption price of 103.00% of the principal amount thereof, and thereafter until maturity of 100.00% of the principal amount thereof, in each case plus accrued interest to the redemption date. Notwithstanding the foregoing, if the date fixed for redemption as set forth in this paragraph is an April 1 or October 1, then the interest payable on such date shall be paid to the holder of record on the preceding March 15 or September 15. Notice of such redemption shall be mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities to be redeemed, all as provided in the Indenture, in the circumstances set forth in this paragraph.

Section 12.2. Notice of Redemption; Partial Redemptions. Notice of redemption to the holders of Securities to be redeemed as a whole or in part, shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security. The notice of redemption to each such holder shall specify the principal amount of each Security held by such holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                  The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. The Issuer shall notify the Trustee of such redemption at least 15 days prior to the date the notice of redemption is to be sent to the Holders (unless a shorter period of time shall be satisfactory to the Trustee) and shall specify in such notice whether the Trustee is to give such notice.

                  At least one business day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities are to be redeemed, the Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

                  In the event that less than all of the Securities are to be redeemed at any time, selection of securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the securities are listed or, if the securities are not listed on a national securities exchange, on a pro-rata basis. The particular Securities to be redeemed shall be selected unless otherwise provided herein, not less than 40 days or more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

                  The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $50 or whole multiples of $50. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 12.3. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

                  Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 12.4. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.


                                  WEIRTON STEEL CORPORATION



Attest:                           By:
                                      -----------------------------------
                                      Name:
                                      Title:



                                  J.P. MORGAN TRUST COMPANY,
                                  NATIONAL ASSOCIATION, AS TRUSTEE

                  (SEAL)


Attest:                           By:
                                      -----------------------------------
                                      Name:
                                      Title:

Exhibit A  ---------  [FORM OF Global SECURITY]

                           [FORM OF FACE OF SECURITY]


                           UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED
                  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
                  TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                           FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE
                  CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $ , IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY FOR PURPOSES OF SECTION 1273 OF THE CODE, THE YIELD TO MATURITY COMPOUNDED SEMIANNUALLY IS %.


No.                                                                     $

                            WEIRTON STEEL CORPORATION
                        10% Senior Secured Notes Due 2008

         Weirton Steel Corporation, a Delaware corporation (the "Issuer"), for value received hereby promises to pay to ______________ or registered assigns the principal sum of _________________ Dollars at the Issuer's office or agency for said purpose in the Borough of

Manhattan, the City of New York on April 1, 2008 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Security shall bear interest and the interest shall accrue and be calculated at the rate and in the manner as set forth on the reverse hereof and shall be paid at said office or agency.

         Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee acting under the Indenture.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.



Dated:
                                       WEIRTON STEEL CORPORATION


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


This is one of the Securities described in the within-mentioned Indenture.


[                                   ]
 _______________________    Authorized Signatory
Dated:  as of _______________ __, 2002

                          [FORM OF REVERSE OF SECURITY]

                            WEIRTON STEEL CORPORATION

                        10% Senior Secured Notes Due 2008

         This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $134,200,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of _________ __, 2002 (the "Indenture"), duly executed and delivered by the Issuer to J.P. Morgan Trust Company, National Association, Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities. All capitalized terms not defined herein shall have the meaning set forth in the Indenture. Descriptive headings are merely for convenience and shall have no effect on the meaning or interpretation hereof.

Interest

         Interest shall accrue on the principal amount of this Security from _________ __, 2002 until April 1, 2008 or the earlier redemption of the Securities as at the respective rates per annum as set forth on the table below, and the Issuer promises to pay such interest, semi-annually in arrears on April 1 and October 1 of each year, on said principal sum in like coin or currency at such rates, with the first such payment commencing on October 1, 2002. The Issuer shall furnish an Officer's Certificate to the Trustee specifying the applicable interest rate on or prior to April 1 and October 1 of each such year.

------------------------------------------------------------ ---------------------------------------------------------
Interest Period                                              Interest Rate
------------------------------------------------------------ ---------------------------------------------------------
1.  From _______ __ 2002 [Issue Date] to March 31, 2003      1.  ___% [SEE EXPLANATORY NOTE BELOW].
------------------------------------------------------------ ---------------------------------------------------------
2.  From April 1, 2003 to March 31, 2004                     2.  The lesser of (a) the sum of (i) ___% [SEE
                                                             EXPLANATORY NOTE BELOW] and (ii) Contingent Interest
                                                             Rate(as defined below), and (b) 10.0% per annum.
------------------------------------------------------------ ---------------------------------------------------------
3.  From April 1, 2004 to March 31, 2005                     3.  The lesser of (a) the sum of (i) ___% [SEE
                                                             EXPLANATORY NOTE BELOW] and (ii) Contingent Interest
                                                             Rate, and (b) 10.0% per annum.
------------------------------------------------------------ ---------------------------------------------------------
4.  From April 1, 2005 to March 31, 2008                     4.  10.0% per annum
------------------------------------------------------------ ---------------------------------------------------------

         [EXPLANATORY NOTE: THE INTEREST RATE PER ANNUM WILL BE DETERMINED PURSUANT TO A FORMULA WHICH IS BASED ON A "FIXED INTEREST" CALCULATION TO BE DETERMINED AT THE TIME OF THE ISSUANCE OF THE SECURITIES. IN INTEREST PERIODS 1 THROUGH 3, THE "FIXED INTEREST" CALCULATION WILL BE EQUAL TO THE GREATER OF (A) 0.5% PER ANNUM OR (B) SUCH AMOUNT AVAILABLE FOR PAYMENT, EXPRESSED AS A RATE PER ANNUM, TO THE HOLDERS OF THE SECURITIES UNDER THE "INTEREST BASKET" SET FORTH IN THE CREDIT FACILITY. THE "INTEREST BASKET" WILL, IN THE AGGREGATE, BE EQUAL TO THE EXCESS, IF ANY, OF $4.0 MILLION OVER THE AGGREGATE AMOUNT OF INTEREST TO BE PAID IN THE APPLICABLE INTEREST PERIOD TO THE HOLDERS OF OUTSTANDING SENIOR NOTES DUE 2004, SENIOR NOTES DUE 2005, AND SERIES 1989 BONDS, IF ANY. THE AMOUNT OF THE "INTEREST BASKET" WILL BE ALLOCATED ON A PRO-RATA BASIS AMONGST THE HOLDERS OF THE SECURITIES.]

         "Contingent Interest Rate" shall be expressed as a percentage determined by dividing (a) 50% of the Excess Cash Flow by (b) the sum of the principal amount of all Outstanding Securities (including this Security) and the principal amount of all outstanding Secured Series 2002 Bonds at the time of such determination.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable on any April 1 and October 1 will, except as otherwise provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the March 15 or September 15 preceding such April 1 and October 1, whether or not such day is a Business Day (as defined in the Indenture); provided that interest, if any, may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register. If the date of redemption or purchase of this bond is other than April 1 or October 1, then the amount of any accrued and unpaid interest due and payable on this bond at the time of any such redemption or purchase shall be equal to the amount determined by multiplying (i) the interest rate in effect as of the most recent interest payment date prior thereto by (ii) a fraction, the numerator of which is the actual number of days elapsed in the period for which interest is payable on the date of redemption or purchase, and the denominator of which is 360.

         Unless otherwise agreed by the Issuer and the holder of any Security, payments by the Issuer in respect of the Securities (including principal, premium, if any and interest) shall be paid to holders of the Securities in same-day funds. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest, or principal will be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Default

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the

Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Security or such other Securities.

Amendment

         The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of any Notes Document, the Intercreditor Agreement or Collateral Agency Agreement or modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture shall, without the consent of the holders of all Securities then outstanding, (a) reduce the rate or change the time or place for payment of interest, if any, on any Security or reduce any amount payable on the redemption hereof; (b) reduce the principal of or change the fixed maturity or place of payment of any Security;
(c) change the currency of payment of principal and interest, if any, on any Security; (d) reduce the principal amount of outstanding Securities necessary to modify or amend the Indenture; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or (f) make any changes in Section 4.9 (waiver of past defaults), Section 4.11 (rights of holders to receive payment), or the first paragraph of Section 7.2 (supplemental indentures with consent of securityholders) of the Indenture. Notwithstanding the foregoing, with the consent of the holders of not less than 85% in the aggregate principal amount of the Securities at the time outstanding, the Issuer and the Trustee (or Collateral Agent, as applicable) may amend or waive any provisions of the Indenture, the Notes Document, the Intercreditor Agreement or Collateral Agency Agreement, relating to the Collateral.

Redemption

         The Securities may not be redeemed at the option of the Issuer prior to maturity, except as set forth in the Indenture. The Securities may not be redeemed at the option of the Issuer prior to April 1, 2004. At any time and from time to time on or after April 1, 2004, the Issuer may redeem the Securities, in whole or in part, at a redemption price from April 1, 2004 to March 31, 2005 of 105.00% of the principal amount thereof, from April 1, 2005 to March 31, 2006 at a redemption price of 104.00% of the principal amount thereof, from April 1, 2006 to March 31, 2007 at a redemption price of 103.00% of the principal amount thereof and thereafter until maturity at 100.00% of the principal amount thereof, in each case plus accrued or unpaid interest to the redemption date. Notwithstanding the foregoing, if the date fixed for redemption as set forth in this paragraph is an April 1 or October 1, then the interest payable on such date shall be paid to the holder of record on the preceding March 15 or September 15. Notice of such redemption shall be mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities to be redeemed, all as provided in the Indenture, in the circumstances set forth in this paragraph.

         Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

Asset Disposition

         Subject to the terms of the Indenture, if the Issuer or any Subsidiary consummate any Asset Disposition (excluding any Asset Disposition of Collateral), the Net Cash Proceeds of the Asset Disposition within 270 days, shall be, at the Issuer's election, applied (A) to the extent the Issuer elects (or is so required by the terms of any Indebtedness), to prepay or repay the Credit Facility or the Vendor Financing Programs, or (B)(i) to redeem or make other payments in respect of the Series C Preferred Stock, or (ii) to make an investment in properties and assets other than cash, cash equivalents or inventory that replace the properties and assets that were the subject of the Asset Disposition or in properties and assets that will be used in the business of making, processing or distributing steel products, including, without limitation, tin products or other coated steel products and related businesses, or (C) to the extent of the balance of such Net Cash Proceeds after application in accordance with (A) or (B), to make an Asset Disposition Offer to purchase the Securities (on a pro rata basis if the amount available for such purchase is less than 100% of the outstanding principal amount of the Securities) and Secured Series 2002 Bonds on a pari passu basis, at a purchase price of the principal amount thereof plus accrued and unpaid interest, if any, as the case may be, to the date of repayment. Notwithstanding the foregoing, the Issuer and its Subsidiaries will not be required to apply any Net Cash Proceeds to effectuate an Asset Disposition Offer in accordance with this provision except to the extent that the aggregate gross proceeds from all Asset Dispositions which are not applied in accordance with clause (A) or (B) exceed $15,000,000.

         Subject to the terms of the Indenture, if the Issuer or any Subsidiary consummate any Asset Disposition of Collateral, then the Net Cash Proceeds of the Asset Disposition within 270 days, shall be, at the Issuer's election, applied (A) to the extent the Issuer elects (or is so required by the terms of any Indebtedness), to prepay or repay the Credit Facility which prepayment or repayment shall constitute a permanent reduction of the commitment under such Credit Facility or (B)(i) to redeem or make other payments in respect of the Series C Preferred Stock, or (ii) to make an investment in replacement properties and assets that will be used in the business of making, processing or distributing steel products, including, without limitation, tin products or other coated steel products and related businesses, and grant in favor of the holders of the Securities a Lien, which may be subordinated only to senior secured Indebtedness, incurred to finance or refinance, as applicable, the acquisition of such replacement properties and assets, or (C) to the extent of the balance of such Net Cash Proceeds after application in accordance with (A) or (B), to make an Asset Disposition Offer to purchase the Securities (on a pro rata basis if the amount available for such purchase is less than 100% of the outstanding principal amount of the Securities) and Secured Series 2002 Bonds on a pari passu basis, at a purchase price of the principal amount thereof plus accrued and unpaid interest, if any, as the case may be, to the date of repayment.

Change of Control

         In the event that there shall occur a Change of Control, each holder of the Securities shall have the right, at the Holder's option, to require the Issuer to purchase all or any part of such

Holder's Securities on the Repurchase Date that is 90 days after notice of the Change of Control, at 101% of the principal amount of the Securities plus accrued interest, if any, to the Repurchase Date. To be repaid, the Security must be received, with the completed form entitled Option of Holder to Elect Purchase (set forth below), by the Paying Agent at its then specified office at least two Business Days prior to the Repurchase Date. Exercise of the repayment option by the Securityholder will be irrevocable unless the rescission thereof is duly approved by the Continuing Directors. The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof and interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

Other Terms

         No recourse shall be had for the payment of the principal of or interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

         The Securities are issuable only as registered Securities without coupons in denominations of $50 and any integral multiple of $50.

         At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

         Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                       OPTION OF HOLDER TO ELECT PURCHASE


If you wish to have this Security purchased by the Issuer pursuant to Section
3.12 or 3.16 of the Indenture, check the Box: [ ].



If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 3.12 or 3.16 of the Indenture, state the amount (in aggregate principal amount):



$[ ].



Date:  [ ]   Your Signature:  [ ]

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:  [  ]

Exhibit B  ---------[FORM OF DEFINITIVE SECURITY]

                                            [FORM OF FACE OF SECURITY]

                      FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $ , IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY FOR PURPOSES OF SECTION 1273 OF THE CODE, THE YIELD TO MATURITY COMPOUNDED SEMIANNUALLY IS %.

No.                                                                  $

                            WEIRTON STEEL CORPORATION
                        10% Senior Secured Notes Due 2008

         Weirton Steel Corporation, a Delaware corporation (the "Issuer"), for value received hereby promises to pay to ______________ or registered assigns the principal sum of _________________ Dollars at the Issuer's office or agency for said purpose in the Borough of Manhattan, the City of New York on April 1, 2008 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Security shall bear interest and the interest shall accrue and be calculated at the rate and in the manner as set forth on the reverse hereof and shall be paid at said office or agency.

         Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee acting under the Indenture.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.



Dated:
                                       WEIRTON STEEL CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


This is one of the Securities described in the within-mentioned Indenture.


[                                   ]
 _______________________    Authorized Signatory
Dated:  as of _______________ __, 2002

                         [FORM OF REVERSE OF SECURITY]

                           WEIRTON STEEL CORPORATION

                       10% Senior Secured Notes Due 2008

         This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $134,200,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of _________ __, 2002 (the "Indenture"), duly executed and delivered by the Issuer to J.P. Morgan Trust Company, National Association, Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities. All capitalized terms not defined herein shall have the meaning set forth in the Indenture. Descriptive headings are merely for convenience and shall have no effect on the meaning or interpretation hereof.

Interest

         Interest shall accrue on the principal amount of this Security from _________ __, 2002 until April 1, 2008 or the earlier redemption of the Securities as at the respective rates per annum as set forth on the table below, and the Issuer promises to pay such interest, semi-annually in arrears on April 1 and October 1 of each year, on said principal sum in like coin or currency at such rates, with the first such payment commencing on October 1, 2002. The Issuer shall furnish an Officer's Certificate to the Trustee specifying the applicable interest rate on or prior to April 1 and October 1 of each such year.

------------------------------------------------------------ ---------------------------------------------------------
Interest Period                                              Interest Rate
------------------------------------------------------------ ---------------------------------------------------------
1.  From _______ __ 2002 [Issue Date] to March 31, 2003      1.  ___% [SEE EXPLANATORY NOTE BELOW].
------------------------------------------------------------ ---------------------------------------------------------
2.  From April 1, 2003 to March 31, 2004                     2.  The lesser of (a) the sum of (i) ___% [SEE
                                                             EXPLANATORY NOTE BELOW] and (ii) Contingent Interest
                                                             Rate (as defined below), and (b) 10.0% per annum.
------------------------------------------------------------ ---------------------------------------------------------
3.  From April 1, 2004 to March 31, 2005                     3.  The lesser of (a) the sum of (i) ___% [SEE
                                                             EXPLANATORY NOTE BELOW] and (ii) Contingent Interest
                                                             Rate, and (b) 10.0% per annum.
------------------------------------------------------------ ---------------------------------------------------------
4.  From April 1, 2005 to March 31, 2008                     4.  10.0% per annum
------------------------------------------------------------ ---------------------------------------------------------

         [EXPLANATORY NOTE: THE INTEREST RATE PER ANNUM WILL BE DETERMINED PURSUANT TO A FORMULA WHICH IS BASED ON A "FIXED INTEREST" CALCULATION TO BE DETERMINED AT THE TIME OF THE ISSUANCE OF THE SECURITIES. IN INTEREST PERIODS 1 THROUGH 3, THE "FIXED INTEREST" CALCULATION WILL BE EQUAL TO THE GREATER OF (A) 0.5% PER ANNUM OR (B) SUCH AMOUNT AVAILABLE FOR PAYMENT, EXPRESSED AS A RATE PER ANNUM, TO THE HOLDERS OF THE SECURITIES UNDER THE "INTEREST BASKET" SET FORTH IN THE CREDIT FACILITY. THE "INTEREST BASKET" WILL, IN THE AGGREGATE, BE EQUAL TO THE EXCESS, IF ANY, OF $4.0 MILLION OVER THE AGGREGATE AMOUNT OF INTEREST TO BE PAID IN THE APPLICABLE INTEREST PERIOD TO THE HOLDERS OF OUTSTANDING SENIOR NOTES DUE 2004, SENIOR NOTES DUE 2005, AND SERIES 1989 BONDS, IF ANY. THE AMOUNT OF THE "INTEREST BASKET" WILL BE ALLOCATED ON A PRO-RATA BASIS AMONGST THE HOLDERS OF THE SECURITIES.]

         "Contingent Interest Rate" shall be expressed as a percentage determined by dividing (a) 50% of the Excess Cash Flow by (b) the sum of the principal amount of all Outstanding Securities (including this Security) and the principal amount of all outstanding Secured Series 2002 Bonds at the time of such determination.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable on any April 1 and October 1 will, except as otherwise provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the March 15 or September 15 preceding such April 1 and October 1, whether or not such day is a Business Day (as defined in the Indenture); provided that interest, if any, may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register. If the date of redemption or purchase of this bond is other than April 1 or October 1, then the amount of any accrued and unpaid interest due and payable on this bond at the time of any such redemption or purchase shall be equal to the amount determined by multiplying (i) the interest rate in effect as of the most recent interest payment date prior thereto by (ii) a fraction, the numerator of which is the actual number of days elapsed in the period for which interest is payable on the date of redemption or purchase, and the denominator of which is 360.

         Unless otherwise agreed by the Issuer and the holder of any Security, payments by the Issuer in respect of the Securities (including principal, premium, if any and interest) shall be paid to holders of the Securities in same-day funds. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest, or principal will be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Default

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the

Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Security or such other Securities.

Amendment

         The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of any Notes Document, the Intercreditor Agreement or Collateral Agency Agreement or modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture shall, without the consent of the holders of all Securities then outstanding, (a) reduce the rate or change the time or place for payment of interest, if any, on any Security or reduce any amount payable on the redemption hereof; (b) reduce the principal of or change the fixed maturity or place of payment of any Security;
(c) change the currency of payment of principal and interest, if any, on any Security; (d) reduce the principal amount of outstanding Securities necessary to modify or amend the Indenture; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or (f) make any changes in Section 4.9 (waiver of past defaults), Section 4.11 (rights of holders to receive payment), or the first paragraph of Section 7.2 (supplemental indentures with consent of securityholders) of the Indenture. Notwithstanding the foregoing, with the consent of the holders of not less than 85% in the aggregate principal amount of the Securities at the time outstanding, the Issuer and the Trustee (or Collateral Agent, as applicable) may amend or waive any provisions of the Indenture, the Notes Documents, the Intercreditor Agreement or Collateral Agency Agreement, relating to the Collateral.

Redemption

         The Securities may not be redeemed at the option of the Issuer prior to maturity, except as set forth in the Indenture. The Securities may not be redeemed at the option of the Issuer prior to April 1, 2004. At any time and from time to time on or after April 1, 2004, the Issuer may redeem the Securities, in whole or in part, at a redemption price from April 1, 2004 to March 31, 2005 of 105.00% of the principal amount thereof, from April 1, 2005 to March 31, 2006 at a redemption price of 104.00% of the principal amount thereof, from April 1, 2006 to March 31, 2007 at a redemption price of 103.00% of the principal amount thereof and thereafter until maturity at 100.00% of the principal amount thereof, in each case plus accrued or unpaid interest to the redemption date. Notwithstanding the foregoing, if the date fixed for redemption as set forth in this paragraph is an April 1 or October 1, then the interest payable on such date shall be paid to the holder of record on the preceding March 15 or September 15. Notice of such redemption shall be mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities to be redeemed, all as provided in the Indenture, in the circumstances set forth in this paragraph.

         Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

Asset Disposition

         Subject to the terms of the Indenture, if the Issuer or any Subsidiary consummate any Asset Disposition (excluding any Asset Disposition of Collateral), the Net Cash Proceeds of the Asset Disposition within 270 days, shall be, at the Issuer's election, applied (A) to the extent the Issuer elects (or is so required by the terms of any Indebtedness), to prepay or repay the Credit Facility or the Vendor Financing Programs, or (B)(i) to redeem or make other payments in respect of the Series C Preferred Stock, or (ii) to make an investment in properties and assets other than cash, cash equivalents or inventory that replace the properties and assets that were the subject of the Asset Disposition or in properties and assets that will be used in the business of making, processing or distributing steel products, including, without limitation, tin products or other coated steel products and related businesses, or (C) to the extent of the balance of such Net Cash Proceeds after application in accordance with (A) or (B), to make an Asset Disposition Offer to purchase the Securities (on a pro rata basis if the amount available for such purchase is less than 100% of the outstanding principal amount of the Securities) and Secured Series 2002 Bonds on a pari passu basis, at a purchase price of the principal amount thereof plus accrued and unpaid interest, if any, as the case may be, to the date of repayment. Notwithstanding the foregoing, the Issuer and its Subsidiaries will not be required to apply any Net Cash Proceeds to effectuate an Asset Disposition Offer in accordance with this provision except to the extent that the aggregate gross proceeds from all Asset Dispositions which are not applied in accordance with clause (A) or (B) exceed $15,000,000.

         Subject to the terms of the Indenture, if the Issuer or any Subsidiary consummate any Asset Disposition of Collateral, then the Net Cash Proceeds of the Asset Disposition within 270 days, shall be, at the Issuer's election, applied (A) to the extent the Issuer elects (or is so required by the terms of any Indebtedness), to prepay or repay the Credit Facility which prepayment or repayment shall constitute a permanent reduction of the commitment under such Credit Facility or (B)(i) to redeem or make other payments in respect of the Series C Preferred Stock, or (ii) to make an investment in replacement properties and assets that will be used in the business of making, processing or distributing steel products, including, without limitation, tin products or other coated steel products and related businesses, and grant in favor of the holders of the Securities a Lien, which may be subordinated only to senior secured Indebtedness incurred to finance or refinance, as applicable, the acquisition of such replacement properties and assets, or (C) to the extent of the balance of such Net Cash Proceeds after application in accordance with (A) or (B), to make an Asset Disposition Offer to purchase the Securities (on a pro rata basis if the amount available for such purchase is less than 100% of the outstanding principal amount of the Securities) and Secured Series 2002 Bonds on a pari passu basis, at a purchase price of the principal amount thereof plus accrued and unpaid interest, if any, as the case may be, to the date of repayment.

Change of Control

         In the event that there shall occur a Change of Control, each holder of the Securities shall have the right, at the Holder's option, to require the Issuer to purchase all or any part of such

Holder's Securities on the Repurchase Date that is 90 days after notice of the Change of Control, at 101% of the principal amount of the Securities plus accrued interest, if any, to the Repurchase Date. To be repaid, the Security must be received, with the completed form entitled Option of Holder to Elect Purchase (set forth below), by the Paying Agent at its then specified office at least two Business Days prior to the Repurchase Date. Exercise of the repayment option by the Securityholder will be irrevocable unless the rescission thereof is duly approved by the Continuing Directors. The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof and interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

Other Terms

         No recourse shall be had for the payment of the principal of or interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

         The Securities are issuable only as registered Securities without coupons in denominations of $50 and any integral multiple of $50.

         At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

         Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                       OPTION OF HOLDER TO ELECT PURCHASE


If you wish to have this Security purchased by the Issuer pursuant to Section
3.12 or 3.16 of the Indenture, check the Box: [ ].



If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 3.12 or 3.16 of the Indenture, state the amount (in aggregate principal amount):



$[ ].



Date:  [ ]   Your Signature:  [ ]

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:  [  ]

Exhibit C  ---------  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


This is one of the Securities described in the within-mentioned Indenture.


                       , as Trustee Dated:
  ---------------------

  ---------------------------------  Authorized Signatory

                   Exhibit D --------- [FORM OF DEED OF TRUST]